                                                                   EXHIBIT 10.32




                                3333 LEE PARKWAY


                                  OFFICE LEASE


         THIS OFFICE LEASE (this "Lease") is made as of the _____ day of ___________________, 1996, by and between Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership ("Landlord"), and the Tenant named below.

                                        WITNESSETH:

         1.      BASIC PROVISIONS.

                 (a)      TENANT:            PageMart Wireless, Inc.
                                             -------------------------------------------------------------
                                             6688 North Central Expressway
                                             -------------------------------------------------------------
                                             Suite 800
                                             -------------------------------------------------------------
                                             Dallas, Texas  75206
                                             -------------------------------------------------------------

                 (b)      BUILDING:          3333 Lee Parkway
                                             -------------------------------------------------------------
                                             Dallas, Texas  75219
                                             -------------------------------------------------------------

                                             -------------------------------------------------------------

                 (c)      PREMISES:          Suite     , on the       floor of the Building
                                                   ----         -----

                                             Approximate Rentable Area of the Premises(1):
                                              30,000                  square feet(2)
                                             ------------------------




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     1   Landlord agrees that Tenant shall have the right to cause the Rentable
Area of the Premises to be verified by an architect selected by Tenant and approved by Landlord, at Tenant's sole cost and expense, one time only, after each of the following dates, and with respect to that portion of the Premises then being added only: (1) the Commencement Date of this Lease (as such term is defined in Paragraph 3 of this Lease), (2) the First Expansion Space Commencement Date (as such term is defined in Rider No. 101 attached to this Lease), and (3) the Second Expansion Space Commencement Date (as such term is defined in Rider No. 101 attached to this Lease), or one time only, with respect to the entire Premises, after the Second Expansion Space Commencement Date. The results of any such verification shall be binding on both Landlord and Tenant, and in the event of a discrepancy between the Rentable Area of the Premises as determined by the architect and the Rentable Area specified in this Paragraph 1(c), the Lease shall be modified to reflect the actual Rentable Area of the Premises.

     2   Landlord and Tenant agree that after the Second Expansion Space
Commencement Date (as such term is defined in Rider No. 101 attached to this Lease), Tenant shall lease a total of approximately 120,000 rentable square feet in the Building, and that such space shall consist of all of the eighth, ninth, tenth, eleventh, and twelfth floors, and a portion of the first and seventh floors of the Building; provided that, at Landlord's option, Landlord may substitute the fifth floor of the Building for the seventh floor of the Building. The Premises shall be constructed by Landlord and occupied by Tenant pursuant to the terms and conditions of the Construction Agreement and Rider No. 101 attached to this Lease. On or before each of the following dates, (i) the Commencement Date of this Lease, (ii) the First Expansion Space Commencement Date, and (iii) the Second Expansion Space Commencement Date, Landlord and Tenant will enter into an amendment to this Lease modifying the description of the Premises to include the applicable space and containing other appropriate terms and conditions related to the addition of such space.

                                                            Rentable Area of the Building:
                                                             233,484             square feet(3)
                                                            ---------------------

                 (d)      BASIC RENTAL:                     Months 1-12:  $           per month; annual rental rate per
                                                                           ----------
                                                            square foot of Rentable Area:  $17.70.
                                                                                            -----

                                                            Months 13-24:  $           per month; annual rental rate per
                                                                            ----------
                                                            square foot of Rentable Area:  $17.95.
                                                                                            -----

                                                            Months 25-36:  $           per month; annual rental rate per
                                                                            ----------
                                                            square foot of Rentable Area:  $18.20.
                                                                                            -----

                                                            Months 37-48:  $           per month; annual rental rate per
                                                                            ----------
                                                            square foot of Rentable Area:  $18.70.
                                                                                            -----

                                                            Months 49-72:  $           per month; annual rental rate per
                                                                            ----------
                                                            square foot of Rentable Area:  $18.95.
                                                                                            -----

                                                            Months 73-84:  $           per month; annual rental rate per
                                                                            ----------
                                                            square foot of Rentable Area:  $19.20.
                                                                                            -----

                                                            Months 85-96:  $           per month; annual rental rate per
                                                                            ----------
                                                            square foot of Rentable Area:  $19.70.
                                                                                            -----





__________________________________

     3   Landlord agrees that the Rentable Area of the Building specified in this Paragraph 1(c) shall not be modified during the initial term of this Lease, except in the event of an expansion or addition to the Building, if any.

                                                            Months 97-108:  $           per month; annual rental rate per
                                                                             ----------
                                                            square foot of Rentable Area:  $19.95.
                                                                                            -----

                                                            Months 109-128:  $           per month; annual rental rate
                                                                              ----------
                                                            per square foot of Rentable Area:  $20.20.
                                                                                                -----

                 (e)      SECURITY DEPOSIT:                 $190,900.00                                                 .
                                                             -----------------------------------------------------------

                 (f)      LEASE TERM:                       Ten (10) years and eight (8) months                         .
                                                            ------------------------------------------------------------

                 (g)      ESTIMATED
                          COMMENCEMENT DATE:                June 1                                                , 1997.
                                                            ------------------------------------------------------

                 (h)      OPERATING EXPENSE STOP:  The quotient of (i) the amount of the Actual Operating Expenses for the Project for the calendar year 1997, divided by (ii) the number of square feet of Rentable Area in the Building.

                 (i)      PERMITTED USE:           General office use(4), but excluding(5) any use for collection agency, credit processing or telemarketing purposes.

         2. LEASE GRANT. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described above, which will(6) consist of(7) approximately 30,000 square feet of Rentable Area (herein so called) located on the _____ floor(s) of the building described above (the "Building"), as shown in Exhibit A-1.(8) The Premises are located in the Building which is located on the real property described in Exhibit A-2 attached hereto





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     4   , including employee training, data processing, customer service, retail sales and service,

     5   (except  to the extent  that the  following services  are provided for Tenant's  benefit only,  and not  for the benefit of a third party)

     6   initially

     7   a minimum of

     8   which shall be attached hereto pursuant to Rider No. 101 attached to this Lease. Landlord shall lease to Tenant and Tenant shall lease from Landlord additional space in the Building pursuant to the terms and conditions of Rider No. 101 attached to this Lease.

(the "Land"). The Land, the Building, the parking facilities, parking garage and other structures and improvements, landscaping, fixtures, appurtenances and other common areas now or hereafter placed, constructed or erected thereon comprise the project (the "Project") known as 3333 Lee Parkway in Dallas, Dallas County, Texas. Tenant is hereby granted a nonexclusive right to use the Common Areas during the term of this Lease for their intended purposes, in common with others, subject to the terms and conditions of this Lease, including, without limitation, the rules and regulations promulgated by Landlord. "Common Areas" will mean all areas, spaces, facilities, and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and others, including, but not limited to, tunnels, walkways, sidewalks and driveways necessary for access to the Building, Building lobbies, landscaped areas, enclosed mall areas, loading areas, public corridors, public restrooms, Building stairs and elevators, drinking fountains and such other areas and facilities, if any, as are designated by Landlord from time to time as Common Areas. "Service Areas" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms, and air and water refrigeration equipment. This Lease is granted subject to the terms hereof, the rights and interests of third parties under existing liens, easements and encumbrances affecting such property, all zoning regulations, rules, ordinances, building restrictions and other laws and regulations now in effect or hereafter adopted by any governmental authority having jurisdiction over the Project or any part thereof.

         3. LEASE TERM. This Lease shall be for the term of years described above, commencing on the(9) of (a) the Estimated Commencement Date set forth in Paragraph 1,(10) (b) ten (10) days after Landlord's substantial completion of the Finish Work, as such term is defined in the Construction Agreement (as defined in Paragraph 4),(11). The date the Lease Term commences shall be referred to in this Lease as the "Commencement Date". If the Lease Term expires on a date other than the last day of a calendar month, Landlord and Tenant shall be deemed to have agreed that the Lease Term shall be extended through the last day of the calendar month in which the expiration date falls (the "Expiration Date"). On the Commencement Date(12) Tenant will, within ten
(10) days after





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     9   later

     10  or

     11 but if Tenant takes possession of the Premises for the conduct of business before either such date, then the Lease Term shall commence on the date Tenant in fact occupies the Premises

     12 of this Lease, the First Expansion Space Commencement Date, and the Second Expansion Space Commencement Date, request from Landlord, execute, acknowledge, and deliver to Landlord a statement in the form of Exhibit B attached hereto.(13)

         4. CONSTRUCTION. In the event any construction of tenant improvements is necessary for the Premises, such construction will be accomplished and the cost of such construction will be paid in accordance with a separate "Construction Agreement" (herein so called) between Landlord and Tenant(14). Except as expressly provided in this Lease or in the Construction Agreement, Tenant acknowledges that Landlord has not undertaken to perform any modification, alteration or improvement to the Premises.

         5. TENANT'S BASIC RENTAL OBLIGATION. Beginning on the Commencement Date, all Basic Rental shall be paid monthly by Tenant to Landlord in advance on or before the first day of each calendar month during the Lease Term, without demand, deduction or setoff(15). All rental and other payments which are due hereunder shall be made payable to Landlord. Tenant agrees to pay said rental and other payments to Landlord at Crescent Real Estate Equities Limited Partnership, P.O. Box 844255, Dallas, Texas 75284-4255, or at such other place as may from time to time be designated in writing by Landlord, in lawful money of the United States of America without any prior demand therefor and without any deduction or setoff whatsoever(16). If the day on which Basic Rental is first due is other than the first day of a calendar month, rent for such partial month shall be prorated on a daily basis.

         6.      TENANT'S ADDITIONAL RENTAL OBLIGATIONS.

                 (a) Additional Rental. Beginning on the Commencement Date, Tenant shall pay to Landlord each calendar year the Additional Rental (herein so called) equal to Tenant's proportionate share of (i) the Actual Operating Expenses (defined below) for the Project for such calendar year in excess of (ii) the Operating Expense Stop multiplied by the number of square feet of Rentable Area in the Building. Additional Rental shall be prorated on a daily basis for each partial calendar year in the Lease Term. Tenant's proportionate share shall be based on the ratio which the Rentable Area in the Premises (adjusted for office expansions) bears to the Rentable Area within the Building(17).





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     13  Tenant shall  have the option  to terminate  this Lease pursuant  to the  terms and conditions  of Rider  No. 501 attached to this Lease.

     14  attached hereto as Exhibit C and incorporated herein for all purposes

     15  , except as otherwise set forth herein

     16  , except as otherwise set forth herein

     17  (adjusted for Building expansions)

         Rentable Area of the Premises and Rentable Area of the Building shall be computed in accordance with Paragraph 19(x).

                 (b) Adjustment of Actual Operating Expenses. Notwithstanding any language herein to the contrary, if the Building is not fully occupied during any calendar year of the Lease Term,18) Actual Operating Expenses(19) shall be determined as if the Building had been fully occupied during such year. For the purposes of this Lease, "fully occupied" shall mean(20) occupancy of(21) of the Rentable Area in the Building(22).

                 (c) Actual Operating Expenses Enumerated. Actual Operating Expenses shall include all expenses, costs and disbursements of every kind and nature incurred or paid by Landlord in connection with the ownership and/or the operation, maintenance, repair and security of the Project, including, without limitation, expenses for the following:

                          (i)     garbage and waste disposal;

                          (ii) janitorial service and window cleaning for the Building and the Common Areas and Service Areas (including materials, supplies, Building Standard light(23) and ballasts, equipment and tools therefor and rental and depreciation costs related to any of the foregoing) or contracts with third parties to provide same (the term "Building Standard" as used herein shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or the exclusive type, grade or quality of material to be used in the Building);

                          (iii)   security;

                          (iv) insurance premiums (including, without limitation, property, liability and any other types of insurance carried by Landlord with respect to the Building and the Common Areas and Service Areas, the costs of which may include an allocation of a portion of the premium of a blanket insurance policy maintained by Landlord);





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     18  those

     19  which vary with occupancy

     20  the actual occupancy of the Building or

     21  ninety percent (90%)

     22  , whichever is greater

     23  tubes

                          (v) real estate taxes, assessments, business taxes, excises, and any other governmental levies and charges of every kind and nature whatsoever, general and special, extraordinary and ordinary, foreseen and unforeseen, which may during the Lease Term be levied or assessed against, or arising in connection with the ownership, use, occupancy, operation or possession of, the Building and the Common Areas and Service Areas, or any part thereof, or substituted, in whole or in part, for a real estate tax, assessment, excise or governmental charge or levy previously in existence, by any authority having the direct or indirect power to tax, including interest on installment payments and all costs and fees (including attorneys' fees) incurred by Landlord in contesting or negotiating with taxing authorities as to same, but excluding any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profits tax imposed upon Landlord;

                          (vi)    water and sewer charges and any add-ons;

                          (vii) operation, maintenance, and repair (to include replacement of components(24)) of the Building, including but not limited to all floor, wall and window coverings and personal property in the Common Areas, Building systems (such as heat, ventilation and air conditioning systems), elevators, escalators, and all other mechanical or electrical systems serving the Building and the Common Areas and Service Areas and service agreements for all such systems and equipment;

                          (viii)

                          (ix)    license, permit and inspection fees;

                          (x) compliance with any fire safety or other governmental rules, regulations, laws, statutes, ordinances or requirements imposed by any governmental authority or insurance company with respect to the Building during the Lease Term;

                          (xi) wages, salaries, employee benefits and taxes (or an allocation of the foregoing) for personnel(25) working full or part time in connection with the





__________________________________

     24 ; provided, that if such components are properly classified as capital in nature, the cost of such components shall be included in Actual Operating Expenses and amortized pursuant to subparagraph (xv) below only to the extent that the replacement of such components constitutes a Required Capital Improvement or Cost Savings Improvement, as those terms are defined in such subparagraph

     25 , at or below the level of regional property manager and regional asset manager, operation, maintenance and management of the Building and the Common Areas and Service Areas;

                          (xii)   accounting and legal services (but
         excluding(26) legal services in connection with negotiations and disputes with specific tenants unless the matter involved affects all tenants of the Building);

                          (xiii) management fees for the Building(27) and Landlord's overhead expenses directly attributable to the Building, including without limitation, the cost of an office in the Building maintained for management of the Project;

                          (xiv)   indoor and outdoor landscaping;

                          (xv) depreciation (or amortization) of Required Capital Improvements and Cost Savings Improvements. "Required Capital Improvements" will mean capital improvements or replacements made in or to the Building in order to conform to any Applicable Law.(28) "Cost Savings Improvements" will mean any capital improvements or replacements which are intended to reduce, stabilize or limit increases in Actual Operating Expenses. The cost of Cost Savings Improvements will be amortized by spreading such costs uniformly over a term equal to the lesser of (a) the period of years over which the amount by which Actual Operating Expenses are reduced would be equal to the cost of such installation or (b) ten (10) years. The cost of Required Capital Improvements and depreciable (or amortizable) maintenance and repair items (e.g., painting of Common Areas, replacement of carpet in elevator lobbies), will be amortized by spreading such costs uniformly over a term equal to the lesser of (A) the period employed by Landlord for federal income tax purposes or (B) ten (10) years;

                          (xvi)   ; and





__________________________________

     26  accounting and

     27 (which fees shall not exceed five percent (5%) of the gross revenues for the Project)

     28 For purposes of this Paragraph 6(c)(xv), Landlord represents that, to Landlord's current and actual knowledge, the Building is in compliance with all Applicable Laws in effect as of the execution of this Lease. This representation shall not apply to The Americans With Disabilities Act and the Texas Architectural Barriers Act, and all rules, regulations and guidelines promulgated thereunder.

                          (xvii) expenses and fees (including attorneys' fees) incurred contesting the validity or applicability of any governmental enactments which may affect Actual Operating Expenses.

                 (d) Exclusions from Actual Operating Expenses. Actual Operating Expenses shall exclude the following:

                          (i) leasing commissions, attorneys' fees, costs and disbursements and other expenses incurred in connection with leasing,(29) renovating or improving space for tenants or prospective tenants of the Building;

                          (ii)    costs (including permit, license and
         inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or vacant space;

                          (iii) Landlord's costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Basic Rental and Actual Operating Expenses payable under the lease with such tenant or other occupant;

                          (iv) any depreciation and amortization on the Building except as expressly permitted herein;

                          (v) costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building;

                          (vi) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money;

                          (vii) all items and services for which Tenant reimburses Landlord outside of Actual Operating Expenses or pays third persons or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

                          (viii) (30) repairs or other work occasioned by fire, windstorm or other work(31) insurance or condemnation proceeds;





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     29  lease disputes,

     30  the cost of

     31  to the extent such cost is reimbursed by

                          (ix) repairs resulting from any defect in the original design or construction of the Building;

                          (32)





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     32          (x)      Landlord's general overhead and administrative
expenses (except as otherwise provided in Paragraph 6(c) above);

                 (xi) Advertising and promotional expenditures in excess of $35,000.00 per calendar year;

                 (xii) Fees for professional services including legal, architectural, engineering, accounting and appraisal that (i) are not directly related to the management, operation, repair and maintenance of the Project, or
(ii) are related to the sale, leasing, attempted sale or attempted leasing of the Project or any part thereof;

                 (xiii) Ground lease payments, mortgage principal, interest or other charges commonly referred to as "points" or other loan charges and fees in connection with any financing or refinancing associated with the Project, the land it is located on, or with respect to all or any part of either;

                 (xiv) The cost of any electric current other than that furnished to the Premises or other Rentable Area of the Building for purposes other than the operation of the Building;

                 (xv) Except as provided in subparagraph (c)(xv) above, the cost of any additions, repairs, alterations, changes, replacements and other items which are not properly classified as an expense;

                 (xvi) Any costs and expenses payable to affiliates of Landlord to the extent such costs and expenses exceed competitive fees charged by unaffiliated persons or entities of similar skill, competence and reputation;

                 (xvii) The cost of any work or service performed for or facilities furnished to any tenant of the Building to a greater extent or in a manner more favorable to such tenant than performed for or furnished to Tenant;

                 (xviii) The cost of any work or service performed for any facility other than the Project;

                 (xix) Any expenses for repairs or maintenance related to the Project that are reimbursed to Landlord pursuant to warranties or service contracts;

                 (xx) Any costs, penalties and fines including interest thereon incurred due to the violation by Landlord of any building codes, or any other governmental rule or requirement pertaining to the Building, except such as may be incurred by Landlord in contesting in good faith the alleged violation;

                 (xxi) Interest and penalties due to late payment of taxes payable by Landlord, except such as may be incurred by Landlord in contesting in good faith the payment of such taxes; and

                 (xxii) Interest upon the undepreciated (or unamortized) balance of the original cost of items which Landlord is entitled to depreciate (or amortize) as an Actual Operating Expense.

                 (e) Credits. Landlord will credit against Actual Operating Expenses any refunds received as a result of tax contests, after deduction for Landlord's costs in connection with same.

                 (f) Discretionary Items. The foregoing provisions of this Paragraph 6 will not be deemed to require Landlord to furnish or cause to be furnished any service or facility not otherwise required to be furnished by Landlord pursuant to the provisions of this Lease, although Landlord, in Landlord's absolute discretion, may choose to do so from time to time.

                 (g) Estimated Actual Operating Expenses. Landlord shall have the right to estimate Additional Rental to accrue hereunder and Tenant shall pay to Landlord one-twelfth (1/12) of the amount of such estimate monthly with each of Tenant's Basic Rental payments. If Landlord estimates Additional Rental in advance, then by each April 1 or as soon thereafter as practical, Landlord shall furnish to Tenant a statement of Landlord's Actual Operating Expenses for the previous calendar year. If for any calendar year Tenant's Additional Rental collected for the prior year, as a result of payment of Tenant's estimated Additional Rental, is in excess of Tenant's Additional Rental actually due during such prior year, then, so long as Tenant is not in default hereunder, Landlord shall refund to Tenant(33) any overpayment(34). Likewise, Tenant shall pay to Landlord, on demand, any underpayment with respect to the prior year, which obligation of Tenant shall survive the expiration or earlier termination of this Lease.

                 (h) Energy Costs. As additional rental, Tenant shall pay to Landlord along with each of Tenant's Basic Rental payments, Tenant's proportionate share of the(35) costs incurred by Landlord for
         (i) any and all forms of fuel or energy utilized in connection with the operation, maintenance, and use of the Project, (ii) sales, use, excise and other taxes assessed by governmental authorities on energy sources supplied to the Project, and (iii) other(36) costs of providing energy to the Project. Tenant's proportionate share shall be based on the ratio which the Rentable Area in the Premises
         (adjusted for office expansions(37)) bears to the number of square feet of all Rentable Area occupied by tenants in the Building from time to time. Landlord shall have the





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     33  within thirty (30) days

     34 , which obligation shall survive the expiration or earlier termination of this Lease

     35  actual

     36  actual

     37 , and excluding the Rentable Area of that portion of the Premises which is separately metered right to estimate such energy costs in the same manner as the estimation of Actual Operating Expenses pursuant to Paragraph 6(g) above.

                 (38)

         7.      LANDLORD'S OBLIGATIONS.

                 (a) Water, Heat, Air Conditioning, Janitorial and Elevator Service and Maintenance Obligations. Subject to the limitations hereinafter set forth, Landlord agrees to furnish Tenant while occupying the Premises and while Tenant is not in default under this Lease: (i) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (ii) Building Standard heat and air conditioning in season, as determined by Landlord, weekdays (other than holidays) between 7:00 a.m. and 6:00 p.m., and Saturdays between 8:00 a.m. and 1:30 p.m., at such temperatures and in such amounts as are reasonably considered by Landlord to be standard (Landlord shall only furnish heat and air conditioning weekdays after 6:00 p.m., on Saturdays after 1:30 p.m., and on Sundays and holidays at the written request of Tenant (which must be received by Landlord at least twenty-four (24) hours in advance, but no later than 12:00 noon of the preceding Friday, if the request is for Saturday, Sunday or a holiday), and at Tenant's cost payable within fifteen (15) days after receipt of an invoice); (iii) Building Standard janitorial service on weekdays other than holidays for Building installations(39) and Building Standard window washing;
         (iv) operatorless passenger elevators for ingress





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     38  (i)     Right to Audit.  Tenant shall have the right, at Tenant's sole cost and expense, for a period of sixty (60) days after Landlord delivers to Tenant the statement of Landlord's Actual Operating Expenses for the previous calendar year (the "Review Period") to conduct an audit of that portion of Landlord's books and records pertaining only to the Actual Operating Expenses for such preceding calendar year; provided that the accounting firm conducting the audit and Tenant execute a confidentiality agreement for the benefit of Landlord prior to the commencement of any such audit. This paragraph shall not be construed to limit or abate Tenant's obligation to pay the Additional Rental when due as set forth hereinabove. If such audit conducted by Tenant discloses that Tenant has overpaid or underpaid Tenant's proportionate share of Actual Operating Expenses, then, after verification of such audit by Landlord or by accountants selected by Landlord, any overpayment shall be refunded to Tenant (so long as Tenant is not then in default of any of the terms of this Lease, in which event such overpayment shall be applied against any amount Tenant owes as a result of such default) within thirty (30) days after the verification of the audit, or any underpayment shall be paid to Landlord within thirty (30) days after the verification of the audit. If the audit proves that Landlord's calculation of Tenant's Additional Rental for the calendar year under inspection was overstated by more than five percent (5%), then, after verification, Landlord shall pay Tenant's actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant's invoice therefor.


     39 (a copy of the current Building Standard Janitorial Services is attached hereto as Exhibit D, such services are subject to change by Landlord at any time without notice to Tenant)
         and egress to the floor(s) on which the Premises are located(40); and
         (v) replacement of Building Standard fluorescent tubes, but(41).(42) Landlord additionally agrees to maintain in the Building the exterior walls, roof, windows, structural steel, load-bearing nondemising walls, floors below the level of Tenant's floor covering(43) and the HVAC, electrical and plumbing systems serving the Premises, but located outside the Premises, subject to the terms and conditions of this Lease which may limit Landlord's maintenance, repair and rebuilding obligations under various circumstances.(44)





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     40  , including, but not  limited to, an operatorless  passenger elevator for ingress and egress between the tenth, eleventh, and twelfth floors of the Premises

     41 the cost of replacement of such tubes shall be charged by Landlord as an Actual Operating Expense of the Project

     42 Notwithstanding any provision to the contrary in Paragraph 7(a)(ii) above, Landlord and Tenant agree that Tenant shall install, at Tenant's sole cost and expense, the equipment necessary to supply heat, air conditioning, and electricity to any floor(s) in the Premises which requires twenty-four (24) hour HVAC service ("Tenant's HVAC Equipment"). In addition, Landlord shall install and maintain, at the sole cost and expense of Tenant, a submeter which shall be read by Landlord and which shall determine the amount of electricity consumed by Tenant per month on such floor(s), and Tenant shall pay to Landlord monthly, upon demand, the actual
cost of such electrical service.   For the purposes hereof,  the terms  month
or  monthly shall  include any  other  billing period  used by  the utility
supplying electricity to the Building.   Landlord shall not be liable in any
way to Tenant for  any failure or defect in the supply or character of electric energy furnished to the separately metered floor(s) by reason of any requirement, act, or omission of the public utility serving the Building with electricity, nor shall Landlord be liable in any way to Tenant for the maintenance or operation of Tenant's HVAC Equipment. All installations of electrical fixtures, appliances, and equipment within the Premises shall be subject to Landlord's prior approval, which approval shall not be
unreasonably withheld, conditioned, or delayed.   If Tenant desires that
Landlord provide such electrical services to the separately metered floor(s) at any time during the Lease Term, then Tenant shall design the installation of Tenant's HVAC Equipment in such a manner so that Landlord is capable of providing electrical service to the separately metered floor(s), and in such event, Tenant shall pay to Landlord all costs associated with Landlord's supply of such electrical power. Landlord acknowledges that Tenant's use of the Premises will require the placement of a separate generator on a portion of the Project to serve the Premises throughout the term of this Lease. Landlord agrees to allow Tenant to install such generator at Tenant's sole cost and expense prior to the commencement of the Lease Term upon a location within the Project to be mutually agreed upon by Landlord and
Tenant.   Tenant shall maintain  the generator at Tenant's sole  cost and expense, and shall have access to the generator at all times during the Lease Term. Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to pay any additional rental with respect to the space utilized by the generator. Landlord shall have the right to relocate such generator at any time during the term of this Lease to another area within the Project mutually agreed upon by Landlord and Tenant, at Landlord's sole cost and expense.

     43  , the Common Areas and the Service Areas,

     44 Landlord agrees that the above-described services and maintenance of the Building and its components shall be comparable to services and maintenance provided in other office buildings in the Dallas, Texas area which are comparable in size, quality and location, throughout the Lease Term and any renewals, extensions or expansions thereof. Landlord has provided Tenant with a copy of the Report of Property Condition Survey for the Project prepared by Law Engineering, Inc., and dated December, 1995 (the "Property Condition Report"). Except as otherwise provided in the Property Condition Report, the HVAC, electrical and plumbing systems serving the Premises are in good working condition on the date of execution of this Lease.

                 (b) Electrical Service. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

                          (i) * Landlord shall not be required to furnish electrical current for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or any other equipment whose electrical energy consumption exceeds normal office usage.(45)

                          (ii) The amount of electricity consumed by Tenant shall be determined, at the election of Landlord, either (A) based upon a survey performed by a reputable consultant to be selected by Landlord and paid by Tenant, or (B) through a separate meter to be installed, maintained and read by Landlord at the sole cost of Tenant.

                          (iii)   If(46) Tenant's requirements for or
                 consumption of electrical services(47) the usage amount specified in Paragraph 7(b)(i) hereof, then(48) subject to the following terms:

                                  (A)      Tenant shall pay for all costs of
                          installation and maintenance of submeters, wiring, air conditioning and other items required by Landlord, in Landlord's discretion, to accommodate Tenant's excess design loads and capacities.





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     *   Except as otherwise provided herein,

     45 Landlord acknowledges that Tenant will require excess electrical service in all or a portion of the Premises. Landlord agrees to inform Tenant, in connection with the approval of the Preliminary Plans (as such term is defined in the Construction Agreement), if Tenant's electrical requirements will exceed normal office usage. In the event that Tenant's electrical requirements exceed normal office usage, Landlord will furnish such excess electrical current to Tenant pursuant to the terms and conditions of Paragraph 7(b)(iii) below.

     46 , during the approval of the Preliminary Plans for the Premises (as such term is defined in the Construction Agreement attached hereto as Exhibit
C), Landlord determines that

     47  will exceed

     48  Landlord agrees to furnish such excess electrical current to Tenant

                                  (B)      Tenant shall pay to Landlord, upon
                          demand, the(49) cost of the excess demand and consumption of electrical service at rates(50) by Landlord which shall be in accordance with any Applicable Laws.

                                  (C)

                 (c) Interruption of Services. Failure to any extent to make available, or any slow-down, stoppage or interruption of any services described in this Paragraph 7 resulting from any cause whatsoever (other than Landlord's gross negligence(51)) shall not render Landlord liable in any respect for damages, nor be construed as an eviction of Tenant, nor relieve Tenant from fulfillment of any covenant or agreement hereof. Should any service being furnished by Landlord be interrupted for any cause whatsoever, Tenant shall notify Landlord(52) and Landlord shall use reasonable diligence to restore such service promptly.(53)





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     49  actual

     50  paid

     51  or willful misconduct

     52  in writing

     53 Tenant shall be entitled to an equitable diminution of rent based upon the pro rata portion of the Premises which is rendered unfit for occupancy for the Permitted Use, if such interruption of service continues for more than five
(5) consecutive business days. Such equitable diminution of rent shall commence on the sixth business day of such interruption and shall constitute Tenant's sole and exclusive remedy in the event of any such occurrence, except as otherwise set forth herein. Notwithstanding anything in this Lease to the contrary, in addition to Tenant's foregoing rights, in the event of a failure by Landlord (except due to Tenant's negligence, gross negligence or willful misconduct) for any reason to provide any of the services described in Paragraphs 7(a)(i) (other than supply of heated water), 7(a)(ii), 7(a)(iv), or 7(b)(i), and if such failure (the "Services Failure") should continue beyond a period of sixty (60) days (or such longer period as is reasonably necessary to remedy such Services Failure, provided Landlord shall continuously and diligently pursue such remedy at all times until such Services Failure is cured), Tenant shall have the right to deliver a written notice thereof (the "Services Notice") to Landlord (with a copy of said notice being sent simultaneously therewith to Landlord's mortgagee in accordance with Paragraph 13(e) hereof). If such Services Failure shall continue uncured by Landlord and Landlord's mortgagee for an additional thirty (30) days after the receipt of the Services Notice, Tenant shall have the right to cure such Services Failure, and Landlord shall reimburse Tenant (which reimbursement Tenant may effect through the withholding of rent) for all reasonable sums expended in so curing such failure. In the event Tenant undertakes to correct or cure the Services Failure, Tenant shall indemnify, defend and hold Landlord harmless from and against any loss, costs, claim, expense or liability arising out of the actions of Tenant or its contractors, agents or employees. The foregoing rental abatement and self-help (and offset) rights of Tenant for a Services Failure shall constitute Tenant's sole and exclusive remedies involving or with respect to a Services Failure, unless such Services Failure is due to the gross negligence or willful misconduct of Landlord. Tenant agrees there shall be no abatement of rent, nor shall Tenant have the right to avail itself of self-help (and offset) rights, on account of a Services Failure due to Tenant's negligence, gross negligence or willful misconduct. The foregoing self-help and offset rights (but not the abatement right) of Tenant for a Services Failure shall be personal solely to PageMart Wireless, Inc., and shall not be available to any assignee or sublessee, other than a Fortune 500 company or an Affiliate (as hereinafter defined).

                 (d) Discontinuance of Service. Landlord reserves the right, upon not less than thirty (30) days written notice to Tenant, to discontinue the availability of electrical service to the Premises. If Landlord elects such option, Tenant will contract directly with such public utility for the continuance of service to the Premises.

         8.      TENANT'S COVENANTS.  Tenant covenants and agrees as follows:

                 (a) Alterations. Tenant shall make no alterations, changes or improvements to the Premises without first submitting to Landlord plans and specifications and obtaining the prior written consent of Landlord(54). All work done by Tenant shall be performed in a good and workmanlike manner by a contractor approved by Landlord, in compliance with Applicable Laws and at such times and in such manner as not to cause interference with construction in progress or with other tenants in the Building.(55)





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     54  , which consent shall not be unreasonably withheld provided:  (i)
Tenant notifies Landlord in writing and furnishes Landlord with complete plans and specifications of all such alterations, changes or improvements (collectively, "Modifications") at least ten (10) days prior to undertaking them, (ii) Tenant agrees to provide Landlord with "record" plans and specifications related to such Modifications upon completion of same, (iii) such Modifications are not visible from the exterior of the Premises or the Building, (iv) such Modifications are completed in compliance with all Applicable Laws and do not adversely affect the mechanical, electrical or plumbing systems or the structural integrity of the Building, and (v) Tenant coordinates the construction of such Modifications with the Building's property manager. Notwithstanding the foregoing, Landlord's prior written consent shall not be required for work to the interior of the Premises (hereinafter referred to as "Cosmetic Work") which (i) is not visible from and does not affect the exterior of the Premises or the Building, (ii) is completed in accordance with all Applicable Laws, and (iii) does not adversely affect the mechanical, electrical or plumbing systems or the structural integrity of the Building, so long as Tenant provides advance written notice to Landlord of such Cosmetic Work. Landlord shall, at the written request of Tenant, indicate whether such alterations, changes or improvements must be removed by Tenant upon the expiration or termination of this Lease. Tenant agrees that the Modifications and Cosmetic Work shall be completed at Tenant's sole cost and expense

     55 Notwithstanding the foregoing, Landlord's approval of the contractor performing the work shall not be required so long as (i) the work is purely Cosmetic Work to the interior of the Premises, and (ii) the contractor is experienced, licensed, insured, and bonded.

                 (b) Mechanic's and Materialmen's Liens. Tenant shall have no authority or power, express or implied, to create or cause any mechanic's or materialmen's lien, charge or encumbrance of any kind against the Premises or the Project or any portion thereof. Tenant shall promptly cause any such liens which have arisen by reason of any work or materials claimed to have been provided to or undertaken by or through Tenant to be released by payment, bonding or otherwise within thirty (30) days after request by Landlord, and Tenant shall indemnify Landlord against losses arising out of any such claim. Tenant's indemnification of Landlord contained in this Paragraph 8(b) shall survive the expiration or earlier termination of this Lease.

                 (c) Permitted Use of Premises. Tenant shall not permit the Premises to be used for any purpose other than for the use specified in Paragraph 1 of this Lease. Tenant will, at Tenant's sole cost, promptly comply with all Applicable Laws(56). The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any Applicable Law will be conclusive of that fact between Landlord and Tenant. Tenant will conduct its business and occupy the Premises and will control its agents, employees, licensees and(57) invitees in such a manner so as not to create any nuisance or interfere with, annoy or disturb any of the other tenants in the Building or Landlord in its management of the Building and so as not to injure the reputation of the Building.

                 (d) Repairs. Tenant will not in any manner deface or injure the Building, and will pay the cost of repairing and replacing any damage or injury done to the Building or any part thereof by Tenant or Tenant's agents, contractors or employees(58). Tenant shall throughout the Lease Term keep the Premises free from deterioration, waste and nuisance of any kind, excluding (i) ordinary and customary wear and tear, and (ii) damage resulting from a fire or other casualty. Tenant agrees to keep the Premises in good condition and repair and Tenant shall make all necessary repairs and replacements(59). If Tenant fails to make such repairs or replacements within fifteen (15) days after notice from Landlord, Landlord may at its option make such repairs or replacements, and Tenant shall upon demand pay Landlord for the cost thereof.





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     56  , except to the  extent that the Applicable Laws apply  to obligations and responsibilities of Landlord  pursuant to the terms of this Lease

     57  will use its best efforts to control its

     58 to the extent such damage or injury is not covered by the insurance maintained by Landlord pursuant to Paragraph 10 of this Lease

     59  for which Tenant is responsible pursuant to the terms of this Lease

                 (e) Security. Tenant shall take all reasonable steps necessary to adequately secure the Premises from unlawful intrusion, theft, fire and other hazards, and shall keep and maintain all security devices in or on the Premises in good working order, including, but not limited to, locks, smoke detectors and burglar alarms, and shall cooperate with Landlord and other tenants in the Building with respect to Building security matters.

         9.      ASSIGNMENT AND SUBLETTING.

                 (a) Assignment and Subletting. Tenant shall not sublet the Premises in whole or in part or market the Premises for sublease and shall not sell, assign or in any manner transfer this Lease or any interest herein, directly or indirectly (by transfer of control of Tenant, for example), or voluntarily or by operation of law or otherwise, or permit any transfer of Tenant's interest created hereby, or allow any lien upon Tenant's interest by operation of law or otherwise, or permit the use or occupancy of the Premises or any part thereof, by anyone other than Tenant, nor shall Tenant sublease space in the Building from another tenant thereof, without Landlord's prior written consent(60). (61)





__________________________________

     60 , which consent shall not be unreasonably withheld or delayed so long as (i) the assignee's or sublessee's financial condition is reasonably satisfactory to Landlord, in that such assignee's or sublessee's financial statements indicate the ability to pay all of such party's obligations under the proposed assignment or sublease, as applicable; (ii) the assignee or sublessee has a net worth of at least $5,000,000.00; (iii) the assignee's or sublessee's use of the Premises complies with the Permitted Use provisions hereof; (iv) the assignee or sublessee does not have a bad or negative reputation in the business community; (v) the proposed assignment or sublease will not have an adverse effect on the real estate investment trust qualification tests applicable to Landlord and its affiliates; (vi) Tenant is not in default under the Lease at the time of such assignment or subletting; and (vii) Tenant shall remain liable for the performance of each and every term, covenant and condition hereof, as the same may be amended from time to time

     61 Notwithstanding the foregoing, Tenant may assign this Lease to an Affiliate (as hereinafter defined) without the prior written consent of Landlord, provided that (i) such assignee's use of the Premises complies with the Permitted Use provisions hereof; (ii) assignee does not have a bad or negative reputation in the business community; (iii) Tenant notifies Landlord in advance of such assignment, which notice shall include the identity of such assignee; (iv) such assignee has a net worth at the time of such assignment of not less than $5,000,000.00; (v) such assignee agrees in writing to assume and fully perform and observe the obligations and agreements of Tenant under this Lease; (vi) Tenant is not in default under the Lease at the time of such assignment; and (vii) Tenant remains liable for the performance of each and every term, covenant and condition hereof, as the same may be amended from time to time. Any permitted assignment of Tenant's interest in this Lease shall not become effective until an assumption agreement is executed by the permitted assignee, including an Affiliate, which assumption agreement shall be approved by Landlord and promptly delivered to Landlord following the execution thereof. As used herein, "Affiliate" means any person or entity controlling, controlled by or under common control with Tenant. "Control" as used herein means the power, directly or indirectly, to direct or cause the direction of the management and policies of the controlled person or entity. The ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or the possession of the right to vote in the ordinary direction of its affairs at least fifty-one percent (51%) of the voting interest in, any person or entity shall be presumed to constitute such control. In addition to the foregoing, Tenant may assign this Lease to a Fortune 500 company, without the prior written consent of Landlord, provided that (i) such assignee's use of the Premises complies with the Permitted Use provisions hereof; (ii) Tenant notifies Landlord in advance of such assignment, which notice shall include the identity of such assignee; (iii) Tenant is not in default under the Lease at the time of such assignment; and (iv) such assignee agrees in writing to assume and fully perform and observe the obligations and agreements of Tenant under this Lease. Any permitted assignment of Tenant's interest in this Lease to a Fortune 500 company shall not become effective until an assumption agreement is executed by the Fortune 500 company, which assumption agreement shall be approved by Landlord and promptly delivered to Landlord following the execution thereof. Upon delivery to Landlord of an assumption agreement executed by the Fortune 500 company, Tenant shall be released from liability for the performance of the terms, covenants and conditions of this Lease, as the same may be amended from time to time.

         If this Lease or any interest in this Lease is sold, assigned or transferred, or Tenant subleases any part of the Premises, without Landlord's consent, Landlord may, cumulative of any other right or remedy available to Landlord, elect to terminate this Lease (as it affects the portion of the Premises sought to be sublet or assigned) as of the effective date of the proposed transfer. Landlord's acceptance of any name for listing on the Building directory will not be deemed, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment or other occupancy of the Premises.

                 (b) Consent to Assignment. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's rights as to any subsequent assignments and sublettings. (62)any assignment or subletting, Tenant shall at all times remain fully responsible and liable for the payment of the rent and other sums herein specified and for compliance with all of Tenant's other obligations under this Lease, and Landlord may proceed against Tenant for the enforcement of such obligations without first proceeding against any other party. No direct collection by Landlord from any such assignee or sublessee shall be construed to constitute a novation or a release of Tenant from the further performance of its obligations hereunder. If the proposed sublessee or assignee is subject to compliance with additional requirements under The Americans with Disabilities Act beyond those requirements which are applicable to the Tenant desiring to sublet or assign, Landlord may condition Landlord's consent upon receipt of (i) plans and specifications acceptable to Landlord for complying with the additional requirements, and (ii) security acceptable to Landlord that such construction will be completed timely and lien-free. In addition, any rights which Tenant may have relating to the renewal or extension of the Lease or the expansion of the Premises, if any, are personal to Tenant and shall not be available to any proposed or actual sublessee, assignee or transferee(63).





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     62  Except as otherwise expressly provided herein, notwithstanding

     63  , other than a Fortune 500 company or an Affiliate, if any

                 (c) Excess Rents. If any rents or other sums received by Tenant under any sublease are in excess of the rent and other sums payable by Tenant under this Lease (prorated for a sublease of less than one hundred percent (100%) of the Premises), or if any additional consideration is paid to Tenant by any assignee under any assignment, then such excess rents under any sublease or such additional consideration under any assignment (64) shall be paid by Tenant to Landlord as additional rent hereunder within ten (10) days after Tenant receives the same. Tenant will exercise its best efforts to structure any sublease or assignment so that the portion of the excess rents which become payable to Landlord will not have an adverse effect on the real estate investment trust qualification tests applicable to Landlord and its affiliates.

                 (d) Landlord's Right to Transfer. Landlord shall have the right to transfer, assign and convey, in whole or in part, the Building and any and all of its rights under this Lease, and in such event, Landlord shall thereby be released from any further obligations hereunder(65), and Tenant agrees to look solely to such successor-in-interest of Landlord for performance of such obligations.

         10.     INDEMNITY AND INSURANCE.

                 (a) (66)Indemnity(67). (68)Tenant hereby agrees to indemnify, protect, defend and hold harmless Landlord and its partners, affiliated companies, officers, directors, shareholders, employees and agents (collectively, "Landlord Indemnitees") for, from and against all liabilities, claims, fines, penalties, costs, damages or injuries to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys' fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part)(69) Tenant's construction of or use, occupancy or





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     64  (after deducting therefrom all expenses and concessions or inducements
(excluding Tenant's internal overhead and administrative and legal expenses) incurred or provided by Tenant in connection with such assignment or sublease)


     65 (except for any obligations accruing prior to such transfer which are not expressly assumed by the successor- in-interest of Landlord)

     66  (i)

     67  of Landlord by Tenant

     68  Subject to the provisions of Paragraph 10(c) of this Lease,

     69  (A)
         enjoyment of the Premises,(70) any activity, work or other things done, permitted or suffered by Tenant and its agents and employees in or about the Premises,(71) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease including, but not limited to, Tenant's security obligations set forth in Paragraph 8(f) of this Lease,(72) any act, omission, negligence or willful misconduct of Tenant or any of its agents, contractors, employees, business invitees or licensees, or(73) damage to Tenant's property, or the property of Tenant's agents, employees, contractors, business invitees or licensees, located in or about the Premises (collectively, "Tenant Liabilities"), EVEN IF SUCH TENANT LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR ANY OTHER LANDLORD INDEMNITEE, BUT NOT IF SUCH TENANT LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY OTHER LANDLORD INDEMNITEE. Tenant shall promptly advise Landlord in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Tenant, at Tenant's expense, shall assume on behalf of Landlord (and the other Landlord Indemnitees) and conduct with due diligence and in good faith the defense thereof with counsel satisfactory to Landlord; provided, however, that any Landlord Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Tenant to fully perform in accordance with this Paragraph 10(a), Landlord, at its option, and without relieving Tenant of its obligations hereunder, may so perform, but all costs and expenses so incurred by Landlord in that event shall be reimbursed by Tenant to Landlord, together with interest on the same from the date any such expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. This indemnification shall not be limited to damages, compensation or benefits payable under insurance policies, workers' compensation acts, disability benefit acts or other employees' benefit acts and shall survive the expiration or earlier termination of this Lease.

                 (74)





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     70  (B)

     71  (C)

     72  (D)

     73  (E)

     74          (ii)     Indemnity of Tenant by Landlord.  Subject to the
provisions of Paragraph 10(c) of this Lease, Landlord hereby agrees to indemnify, protect, defend and hold harmless Tenant and its partners, officers, directors, shareholders, employees and agents (collectively, "Tenant Indemnitees") for, from and against all liabilities, claims, fines, penalties, costs, damages to persons, damages to property, losses, liens, causes of action, suits, judgments and expenses (including court costs, attorneys' fees and costs of investigation), of any nature, kind or description of any person or entity, directly or indirectly arising out of, caused by, or resulting from (in whole or part) (A) any activity, work or other things done, permitted or suffered by Landlord and its agents and employees in or about the Common Areas,
(B) any breach or default in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or (C) any gross negligence or willful misconduct of Landlord or any of its agents, contractors, employees, business invitees or licensees (collectively, "Landlord Liabilities"), EVEN IF SUCH LANDLORD LIABILITIES ARE CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF TENANT OR ANY OTHER TENANT INDEMNITEE, BUT NOT IF SUCH LIABILITIES ARE CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF TENANT OR ANY OTHER TENANT INDEMNITEE. Landlord shall promptly advise Tenant in writing of any action, administrative or legal proceeding or investigation as to which this indemnification may apply, and Landlord, at Landlord's expense, shall assume on behalf of Tenant (and the other Tenant Indemnitees) and conduct with due diligence and in good faith the defense thereof; provided, however, that any Tenant Indemnitee shall have the right, at its option, to be represented therein by advisory counsel of its own selection and at its own expense. In the event of failure by Landlord to fully perform in accordance with this indemnification paragraph, Tenant, at its option, and without relieving Landlord of its obligations hereunder, may so perform, but all costs and expenses so incurred by Tenant in that event shall be reimbursed by Landlord to Tenant, together with interest on the same from the date any such expense was paid by Tenant until reimbursed by Landlord, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject. This indemnification shall not be limited to damages, compensation or benefits payable under insurance policies, workers' compensation acts, disability benefit acts or other employees' benefit acts, but shall be limited by the provisions of Paragraph 19(c) hereof.

                 (b)      Insurance.

                          (i) (75) Tenant at all times during the Lease Term shall, at its own expense, keep in full force and effect
                 (A) commercial general liability insurance providing coverage against bodily injury and disease, including death resulting therefrom, personal injury and property damage to a combined single limit of $3,000,000 to one or more than one person as the result of any one accident or occurrence, which shall include provision for contractual liability coverage insuring Tenant for the performance of its indemnity obligations set forth in Paragraphs 10(a) and 18 of this Lease, (B) worker's compensation insurance to the statutory limit and employer's liability insurance to the limit of $500,000 per occurrence, and (C) all risk personal property insurance covering full replacement value of all of Tenant's personal property. Landlord shall be named an additional insured on each of said policies (excluding the worker's compensation policy) and said policies shall be issued by an insurance company or companies(76) acceptable to Landlord. Each of said policies shall also include a waiver of subrogation provision or endorsement in favor of Landlord, and an endorsement providing





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     75  Tenant's Insurance.

     76  reasonably
                 that Landlord shall receive ninety (90) days prior notice of any cancellation of, non-renewal of, reduction of coverage or material change in coverage on said policies. Tenant hereby waives its right of recovery(77) of any amounts paid by Tenant or on Tenant's behalf to satisfy applicable worker's compensation laws. The policies or duly executed certificates for the same, together with satisfactory evidence of the payment of the premiums therefor, shall be deposited with Landlord on the date Tenant first occupies the Premises and upon renewals of such policies not less than fifteen (15) days prior to the expiration of the term of such coverage.

                          (ii) It is expressly understood and agreed that the coverages required represent Landlord's minimum requirements and such are not to be construed to void or limit Tenant's indemnity obligations contained in this Lease. Neither shall (A) the insolvency, bankruptcy or failure of any insurance company carrying Tenant, (B) the failure of any insurance company to pay claims occurring nor (C) any exclusion from or insufficiency of coverage be held to affect, negate or waive any of Tenant's indemnity obligations under Paragraphs 10(a) and 18 or any other provision of this Lease. With respect to insurance coverages, except worker's compensation, maintained hereunder by Tenant and insurance coverage separately obtained by Landlord, all insurance coverages afforded by policies of insurance maintained by Tenant shall be primary insurance as such coverages apply to Landlord, and such insurance coverages separately maintained by Landlord shall be excess, and Tenant shall have its insurance policies endorsed to reflect that policies maintained by Tenant naming Landlord as an additional insured are primary, and policies separately maintained by Landlord are excess. The amount of liability insurance under insurance policies maintained by Tenant shall not be reduced by the existence of insurance coverage under policies separately maintained by Landlord. Tenant shall be solely responsible for any premiums, assessments, penalties, deductible assumptions, retentions, audits, retrospective adjustments or any other kind of payment due under its policies.

                          (iii) Tenant's occupancy of the Premises without delivering the certificates of insurance shall not constitute a waiver of Tenant's obligations to provide the required coverages. If Tenant provides to Landlord a certificate that does not evidence the coverages required herein, or that is faulty in any respect, such shall not constitute a waiver of Tenant's obligations to provide the proper insurance.





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     77  from Landlord

                          (78)

                 (c) Mutual Waivers of Recovery. It is the intent of Landlord and Tenant not to hold each other responsible for that portion of any loss or damage paid or reimbursed by an insurer of Landlord or Tenant under any fire, extended coverage or other property insurance policy maintained by Tenant with respect to its Premises or by Landlord with respect to the(79). Therefore, with respect to the amount of any damage, loss, claim or liability paid or reimbursed by an insurer under any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the(80), Landlord, Tenant and all parties claiming under them each mutually release and discharge each other from such damages, losses, claims or liabilities, no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Tenant with respect to the Premises, or Landlord with respect to the(81), shall contain, in the case of Tenant's policies, a waiver of subrogation provision or endorsement in favor of Landlord, and in the case of Landlord's policies, a waiver of subrogation provision or endorsement in favor of





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     78  (iv)    Landlord's Insurance.

                 (A) Landlord shall, at its own cost and expense, keep in full force and effect commercial general liability insurance covering the Project, insuring against claims for personal or bodily injury or death or property damage caused by the negligence of Landlord occurring upon, in or about the Project to afford protection to the limit of not less than $1,000,000 combined single limit with respect to injury or death to any number of persons and property damage arising out of any one occurrence. This insurance coverage shall extend to any liability of Landlord arising out of the indemnities provided for in this Lease.

                 (B) Landlord shall, at its own cost and expense, keep in full force and effect a policy or policies of "all risk" property insurance covering the Project (excluding property required to be insured by Tenant) endorsed to provide replacement cost coverage up to policy limits in providing protection against perils included within the applicable standard form of fire and extended coverage insurance policy, together with insurance against sprinkler damage, vandalism, malicious mischief, and such risks as Landlord may from time to time determine, and with any such deductibles as Landlord may from time to time determine.

                 (C) Any insurance provided for in this subparagraph may be effected by a policy or policies of blanket insurance covering additional items or locations or assureds, provided that the requirements of this subparagraph are otherwise satisfied. Tenant shall have no rights in any policy or policies maintained by Landlord.

     79  Project

     80  Project

     81  Project

         Tenant, or, in the event that such insurers cannot or will not include or attach such waiver of subrogation provision or endorsement, Tenant and Landlord shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Lease. Neither Tenant nor its insurers shall be entitled to receive any contribution from any insurance policies separately maintained by Landlord, and Tenant agrees to indemnify, protect, defend and hold harmless Landlord and any of Landlord's insurers from any claim, suit or cause of action asserted or brought by Tenant's insurers for, on behalf of, or in the name of Tenant, including but not limited to, claims for contribution, indemnity or subrogation.(82) The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD OR TENANT.

                 (d) Business Interruption. Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant's use or occupancy of the Premises, EVEN IF SUCH LOSS IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LANDLORD.

                 (e) Adjustment of Claims. Tenant shall cooperate with Landlord and Landlord's insurers in the adjustment of any insurance claim pertaining to the Building or Landlord's use thereof.(83)

                 (f) Increase in Landlord's Insurance Costs. Tenant agrees to pay to Landlord any increase in premiums for Landlord's insurance policies resulting from Tenant's use or occupancy of the Premises.

                 (g) Failure to Maintain Insurance. Any failure of Tenant(84) to obtain and maintain the insurance policies and coverages required hereunder or failure by Tenant(85)





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     82  Neither Landlord nor its insurers shall be entitled to receive any contribution from any insurance policies separately maintained by Tenant, and Landlord agrees to indemnify, protect, defend and hold harmless Tenant and any of Tenant's insurers from any claim, suit or cause of action asserted or brought by Landlord's insurers for, on behalf of, or in the name of Landlord, including but not limited to, claims for contribution, indemnity or subrogation.

     83 Landlord shall cooperate with Tenant and Tenant's insurers in the adjustment of any insurance claim pertaining to the Premises and Tenant's use thereof.

     84  or Landlord

     85  or Landlord
         to meet any of the insurance requirements of this Lease shall constitute a material breach hereof(86) shall entitle Landlord to pursue, exercise or obtain any of the remedies provided for in Paragraph 13, and Tenant shall be solely responsible for any loss suffered by Landlord as a result of such failure. In the event of failure by Tenant to maintain the insurance policies and coverages required by this Lease or to meet any of the insurance requirements of this Lease, Landlord, at its option, and without relieving Tenant of its obligations hereunder, may obtain said insurance policies and coverages or perform any other insurance obligation of Tenant, but all costs and expenses incurred by Landlord in obtaining such insurance or performing Tenant's insurance obligations shall be reimbursed by Tenant to Landlord, together with interest on same from the date any such cost or expense was paid by Landlord until reimbursed by Tenant, at the rate of interest provided to be paid on judgments, by the law of the jurisdiction to which the interpretation of this Lease is subject.

         11. FIRE OR CASUALTY. In the event that (a) the Premises or the Building should be so damaged by fire or other casualty that rebuilding or repairs cannot be completed within one (1) year after the date of commencement of reconstruction, as determined by Landlord, or (b) the Premises shall be so damaged during the last two (2) years of the Lease Term to the extent that more than thirty percent (30%) of the area thereof is rendered untenantable, Landlord may at its option terminate this Lease within ninety (90) days after such damage by giving written notice to Tenant, in which event rent shall be abated effective with the date of such damage.(87)





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     86  .  Any such failure by Tenant

     87 Tenant shall have the right to terminate this Lease following the occurrence of a fire or other casualty under the following conditions:

                 (a) If the time it will take to restore the Premises to substantially its condition immediately prior to the fire or other casualty will exceed two hundred seventy (270) days after the date of such casualty, Landlord shall give Tenant written notice thereof within ninety (90) days after the occurrence of the casualty, and Tenant shall have the option to terminate this Lease by giving Landlord written notice within thirty (30) days after Tenant's receipt of Landlord's notice.

                 (b) If the time it takes to restore the Premises to substantially its condition immediately prior to the fire or other casualty exceeds two hundred seventy (270) days after the date of such casualty, Tenant shall have the option to terminate this Lease by giving Landlord written notice within thirty (30) days after the expiration of such two hundred seventy (270) day period.

                 (c) If the parking facilities associated with the Building are so damaged by fire or other casualty that Landlord is unable to provide at least fifty percent (50%) of the parking spaces to which Tenant is entitled under this Lease, and if Landlord is unable to (i) restore the parking facilities to substantially their condition immediately prior to the fire or other casualty within two hundred seventy (270) days after the date of such casualty, and (ii) provide temporary alternative parking arrangements, including transportation which provides reasonable access to the Building, within a one and one-half (1.5) mile radius of the Building within thirty (30) days after the date of such casualty, then Tenant shall have the option to terminate this Lease by giving Landlord written notice within thirty (30) days after the expiration of such thirty
         (30) day or two hundred seventy (270) day period. If Tenant is unable to use, or Landlord is unable to provide, all or a portion of the parking spaces to which Tenant is entitled under this Lease, Landlord shall abate Tenant's obligation to pay parking charges for such spaces for so long as Tenant does not have the use thereof.

If, following any such casualty, Landlord(88) does not terminate this Lease, or in the event of casualty damage of a lesser extent to the Building, Landlord shall, following receipt of insurance proceeds if such proceeds are made available to Landlord by the holder of any mortgage encumbering the Project or the Building, rebuild or repair the Premises or the Building to substantially the same condition in which they were immediately prior to the happening of the fire or other casualty, except that Landlord shall not be required to (i) spend more than the amount of insurance proceeds actually received, or (ii) rebuild, repair or replace any part of the furniture, equipment, fixtures and other personal property which may have been placed by Tenant or other tenants within the Building or the Premises. Landlord shall allow Tenant a fair diminution of rental during the time the Premises are unfit for occupancy, and at Landlord's option, the Lease Term shall be extended for a period equal to the period that the Premises are unfit for occupancy.

         12. CONDEMNATION. In the event that the Premises or the Building or any part thereof shall be taken for public use or condemned under eminent domain or conveyed under threat of such a taking or condemnation, or access to the Premises precluded by any such event, either Landlord or Tenant may cancel and terminate this Lease as it affects the portion of the Premises taken, or the portion to which access is precluded, by giving notice to the other within ten (10) days after the date on which title to the property taken vests in the condemnor. Notwithstanding the foregoing, Tenant may not terminate this Lease pursuant to the preceding sentence as a result of the condemnation of the Building or any part thereof unless such condemnation materially affects Tenant's use of or access to the Premises.(89) If this Lease is not terminated as to all of the Premises following any of said actual takings or conveyances of any part of the Premises,





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     88  or Tenant

     89 In the event of a taking or condemnation which materially affects Tenant's use of or access to more than fifty percent (50%) of the Premises, Tenant shall have the option to terminate this Lease with respect to the entire Premises by giving Landlord written notice within ten (10) days after the date on which title to the property taken vests in the condemnor. Furthermore, in the event of a taking or condemnation of the parking facilities associated with the Building which affects Tenant's use of or access to more than fifty percent (50%) of the parking spaces to which Tenant is entitled under this Lease, and in the event that Landlord is unable to provide alternative parking arrangements, including transportation which provides reasonable access to the Building, within a one and one-half (1.5) mile radius of the Building within thirty (30) days after the date on which title to the property taken vests in the condemnor, Tenant shall have the option to terminate this Lease with respect to the entire Premises by giving Landlord written notice within sixty
(60) days after the date on which title to the property taken vests in the condemnor.

then Landlord shall, to the extent of an equitable proportion of the award for the portion of the Premises taken (excluding any award for land) and to the extent such award is made available to Landlord from the holder of any mortgage encumbering the Project or the Building, make such repairs to the Premises as are necessary to constitute a complete architectural and tenantable unit.(90) In the event of a partial taking or conveyance of the Premises, Landlord shall allow Tenant a fair diminution of rental.(91) Tenant shall not be entitled to claim, or have paid to Tenant, any compensation or damages whatsoever for or on account of any taking or conveyance of any right, interest or estate of Tenant under this Lease, and Tenant hereby relinquishes and assigns to Landlord any rights to any such compensation or damages. Tenant does not hereby waive or release claims for moving expenses, inconvenience or business interruption related to a condemnation of the Premises, but any such claim shall be asserted, if at all, in a proceeding independent of Landlord's primary condemnation suit.

         13.     DEFAULT AND REMEDIES.

                 (a) Events of Default. The following events shall be deemed to be events of default (herein so called) by Tenant under this
         Lease: (i) Tenant shall fail to pay within five (5) days of the due date Basic Rental, Additional Rental or any other rental or sums payable by Tenant hereunder;(92) (ii) Tenant shall fail to comply with or observe any other provision of this Lease and such failure shall continue for(93) days after written notice to Tenant(94) (or, in the case of Tenant's failure to comply with or observe any other single provision of this Lease more than three (3) times during the Lease Term, upon the occurrence of the fourth and all subsequent such failures, without notice from Landlord); (iii) Tenant or any guarantor of Tenant's obligations hereunder shall





__________________________________

     90 If Landlord elects not to make the repairs to the Premises as described in the immediately preceding sentence, then Landlord shall notify Tenant of such election and Tenant shall have the option to terminate this Lease by giving Landlord written notice within thirty (30) days after receipt of Landlord's notice.

     91 In the event of a taking or condemnation which affects Tenant's use of or access to all or a portion of the parking spaces to which Tenant is entitled under this Lease and in the event that Landlord is unable to provide alternative parking arrangements, including transportation which provides reasonable access to the Building, within a one and one-half (1.5) mile radius of the Building, Landlord shall abate Tenant's obligation to pay parking charges for the affected spaces.

     92 provided, however, that the first two (2) times during any consecutive twelve (12) month period Tenant so fails to timely pay any of such amounts, Landlord shall provide Tenant with written notice (either by hand delivery or by facsimile with electronic confirmation), and a period of five (5) days in which to pay same before Tenant shall be in default hereunder;

     93  thirty (30)

     94 or, if such failure cannot be cured within such thirty (30) day period with reasonable diligence, such failure shall continue beyond a reasonable time not to exceed thirty (30) days, provided that Tenant has commenced curative action within such thirty (30) day period and is diligently attempting to cure such failure make a general assignment for the benefit of creditors; (iv) any petition shall be filed by or against Tenant or any guarantor of Tenant's obligations hereunder under the United States Bankruptcy
         Code, as amended, or under any similar law or statute of the United States or any state thereof, and such petition shall not be dismissed within(95) days of filing, or Tenant or any guarantor of Tenant's obligations hereunder shall be adjudged bankrupt or insolvent in proceedings filed thereunder; (v) a receiver or trustee shall be appointed for all or substantially all of the assets of Tenant or any guarantor of Tenant's obligations hereunder, and such appointment shall not be vacated or otherwise terminated, and the action in which such appointment was ordered dismissed, within(96) days of filing; (vi) Tenant shall fail to take possession of or shall desert, abandon or vacate the Premises; (vii) or (viii) the occurrence of an event described in clauses (iv) or (v) of this Paragraph 13(a) (without regard to any cure periods contained therein) and the failure thereafter of Tenant (A) to timely and fully make any payment of rent or any other sum of money due hereunder or (B) to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder.

                 (b) Remedies. (97)the occurrence of any event of default specified in this Lease, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever and without releasing Tenant from any obligation under this Lease(98):

                          (i) Landlord may enter the Premises without terminating this Lease and perform any covenant or agreement or cure any condition creating or giving rise to an event of default under this Lease and Tenant shall pay to Landlord on demand, as additional rent, the amount expended by Landlord in performing such covenants or agreements or satisfying or observing such condition. Landlord or its agents or employees shall have the right to enter the Premises, and such entry and such performance shall not terminate this Lease or constitute an eviction of Tenant.





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     95  sixty (60)

     96  sixty (60)

     97  Except as otherwise provided below, upon

     98 Notwithstanding anything to the contrary contained herein, upon the occurrence of an event of default by Tenant based solely on Paragraph 13(a)(vi) above, and so long as Tenant continues to comply with all other terms and provisions of this Lease, including, but not limited to, Tenant's obligation to pay Basic Rental, Additional Rental and all other sums payable by Tenant under the Lease, Landlord's only remedy shall be the option to terminate Tenant's right of possession with respect to that portion of the Premises which Tenant has either deserted, abandoned or vacated, without terminating this Lease, in accordance with the terms and provisions of this Paragraph 13(b).

                          (ii) Landlord may terminate this Lease by written notice to Tenant (and not otherwise) or Landlord may terminate Tenant's right of possession without terminating this Lease. In either of such events Tenant shall surrender possession of and vacate the Premises immediately and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter the Premises, in whole or in part, with or without process of law and to expel or remove Tenant and any other person, firm or corporation who may be occupying the Premises or any part thereof and remove any and all property therefrom, using such lawful force as may be necessary.

                          (iii) In the event Landlord elects to re-enter or take possession of the Premises after Tenant's default, with or without terminating this Lease, Landlord may change or pick locks or alter security devices and lock out, expel or remove Tenant and any other person who may be occupying all or any part of the Premises without being liable for any claim for damages. Notwithstanding anything to the contrary contained herein or in Section 93.002 of the Texas Property Code, Landlord may exercise any and all of its rights or remedies under this Lease following an event of default by Tenant without compliance with Section 93.002 of the Texas Property Code, the benefits of which are hereby expressly waived by Tenant.

                          (iv) If Landlord elects to re-enter or take possession of the Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord all Basic Rental and any other amounts of money due to Landlord hereunder as of the date of such election. Tenant shall also pay to Landlord all Basic Rental required to be paid by Tenant during the remainder of the Lease Term as such amounts become due, diminished by any net sums received by Landlord, if any, through reletting the Premises during said period (after deducting all expenses incurred by Landlord in connection with any reletting of the Premises). Landlord is not obligated to relet the Premises, and if no reletting occurs, Tenant shall be responsible for the full amounts due. If Landlord elects to relet, Landlord shall have the sole and unfettered right to relet all or any part of the Premises for such rent and upon such terms as shall be satisfactory to Landlord (including but not limited to the right to relet the Premises for a term shorter or longer than that remaining under this Lease, the right to relet the Premises as a part of a larger area and the right to change the character or use made of the Premises). Tenant shall not in any event be entitled to any sums collected in connection with a reletting of the Premises that exceed the amount of Basic Rental and other sums of money due hereunder. Landlord shall not be required to wait until the expiration of the Lease Term in order to collect any such deficiencies, and shall have the right to file suit from time to time, on one or more occasions, to collect the deficiencies then due. Any such suit shall not prejudice in any way the right of Landlord to bring similar actions for any subsequent deficiency or deficiencies.

                          (v) Notwithstanding any prior election by Landlord to not terminate this Lease, Landlord may at any time, including subsequent to any re-entry or taking of possession of the Premises as allowed hereinabove, elect to terminate this Lease. Tenant shall be liable for and shall immediately pay to Landlord the amount of all Basic Rental and other sums of money due under this Lease as may have accrued as of the date of termination. Tenant shall also immediately pay to Landlord, as agreed and liquidated damages, an amount of money equal to the Basic Rental and other amounts due for the remaining portion of the Lease Term (had such term not been terminated by Landlord prior to the expiration of the Lease Term), less the fair rental value of the Premises for the residue of the Lease Term, both discounted to their present value based upon an interest rate of eight percent (8%) per annum. In determining fair rental value, Landlord shall be entitled to take into account the time and expenses necessary to obtain a replacement tenant or tenants, including anticipated expenses hereinafter described relating to recovery, preparation and reletting of the Premises; provided, however, the parties hereto stipulate and agree that the fair rental value shall never be deemed to exceed eighty-five percent (85%) of the Basic Rental provided for herein for said residual period. If Landlord elects to relet the Premises, or any portion thereof, before presentation of proof of such liquidated damages, the amount of rent reserved upon such reletting shall be deemed prima facie evidence of the fair rental value of the portion of the Premises so relet.

                          (vi) In addition to any sum provided to be paid above, Tenant shall also be liable for and shall immediately pay to Landlord all broker's fees incurred by Landlord in connection with any reletting of the whole or any part of the Premises, the costs of removing and storing Tenant's or any other occupant's property, the cost of repairing, altering, remodeling, renovating or otherwise putting the Premises into a condition acceptable to a new tenant or tenants, the cost of removal and replacement of signage and all reasonable expenses by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees.

                          (vii) Landlord may apply Tenant's Security Deposit to the extent necessary to make good any rent arrearage, to pay the cost of remedying Tenant's default or to reimburse Landlord for expenditures made or damages suffered as a consequence of Tenant's default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount.

                          (viii) Nothing contained in this Paragraph 13(b) shall be construed as imposing any enforceable duty upon Landlord to relet the Premises or otherwise mitigate or minimize Landlord's damages by virtue of Tenant's default. Landlord shall not be liable in any manner, nor shall Tenant's obligations hereunder be diminished, by the failure of Landlord to relet the Premises, or in the event of reletting to collect rent.

                 (c) Effect of Suit or Partial Collection. Institution of a forcible detainer action to re-enter the Premises shall not be construed to be an election by Landlord to terminate this Lease. Landlord may collect and receive any rent due from Tenant and the payment thereof shall not constitute a waiver of or affect any notice or demand given, suit instituted or judgment obtained by Landlord, or be held to waive or alter the rights or remedies which Landlord may have at law or in equity or by virtue of this Lease at the time of such payment.

                 (d) Remedies Cumulative. All rights and remedies of Landlord herein or existing at law or in equity are cumulative and the exercise of one or more rights or remedies shall not be taken to exclude or waive the right to the exercise of any other.

                 (e) Notice to Mortgagees. If Landlord defaults under this Lease and, if as a consequence of such default, Tenant will have the right to terminate this Lease, Tenant will not exercise such right to terminate unless and until (i) Tenant gives notice of such default (specifying the exact nature of such default and how such default may be remedied) to any lessor under a ground lease or any mortgagee of the Building, and (ii) such lessor and/or mortgagee fails to cure, or to cause to be cured, such default within thirty (30) days after such lessor's or mortgagee's receipt of notice.

                 (99)

         14.     SURRENDER OF PREMISES.

                 (a) Surrender. (100)the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender to Landlord the Premises, including the alterations, improvements and changes (except as provided in Paragraph 14(b)) other than Tenant's fixtures remaining the property of Tenant, broom-clean and in the condition the





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     99  (f)     Landlord Defaults and Tenant Remedies.  Except as provided otherwise in this Lease and subject to Paragraphs 13(e), 19(c) and 19(n) hereof, if Landlord shall fail in the performance of any of Landlord's obligations hereunder and such failure shall continue for a period of thirty
(30) days after Landlord's receipt of written notice thereof from Tenant (or an additional reasonable time after such receipt if (i) such failure cannot be cured within such thirty (30) day period, and (ii) Landlord commences curing such failure within such thirty (30) day period and thereafter diligently pursues the curing of such failure), then Tenant shall be entitled to exercise any remedies that Tenant may have at law or in equity.

     100 Subject to the terms of Paragraph 15 hereof, upon same were in on the Commencement Date, subject only to (i) ordinary and customary wear and tear, and (ii) damage resulting from a fire or other casualty.

                 (b)      Removal of Alterations and Tenant's Property.

                                  (i)      (101)all permanent or built-in
                 fixtures or improvements and all mechanical, electrical and plumbing equipment in the Premises shall be the property of Landlord upon the termination of this Lease,(102) all furnishings, equipment, furniture, trade fixtures and other removable equipment installed in the Premises by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the expiration or termination of this Lease. Tenant shall repair any damage caused by such removal.

                                  (ii)     If any furnishings, equipment,
                 furniture, trade fixtures or other removable equipment are not removed within five (5) business days after the expiration of this Lease, then Tenant hereby grants to Landlord the option, exercisable at any time thereafter without the requirement of any notice to Tenant, (A) to treat such property, or any portion thereof, as being abandoned by Tenant to Landlord, whereupon Landlord shall be deemed to have full rights of ownership thereof; (B) to elect to remove and store such property, or any portion thereof, on Tenant's behalf (but without assuming any liability to any person) and at Tenant's sole cost and expense, with reimbursement therefor to be made to Landlord upon demand; and/or (C) to sell, give away, donate or dispose of as trash or refuse any or all of such property without any responsibility to deliver to Tenant any proceeds therefrom. If(103) rights to occupy the Premises are terminated by Landlord, prior to Landlord's termination or the expiration of this Lease, and any of Tenant's furnishings, equipment, furniture, trade fixtures or other removable equipment are not removed within five (5) business days thereafter, then Tenant hereby grants to Landlord the option, exercisable at any time thereafter without the requirement of notice to Tenant, (x) to treat such property, or any portion thereof, as being abandoned by Tenant to Landlord, whereupon Landlord shall be deemed to have full rights of ownership thereof; (y) to elect to remove and store such property, or any portion thereof, on Tenant's behalf (but without assuming any liability to any person)





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     101 Except as otherwise provided in writing by Landlord and  Tenant, (A)

     102 and (B)

     103 Tenant's
                 and at Tenant's sole cost and expense, with reimbursement therefor to be made to Landlord upon demand; and/or (z) to sell, give away, donate or dispose of as trash or refuse any or all of such property without responsibility to deliver to Tenant any proceeds therefrom. Landlord shall have no liability of any kind whatsoever to Tenant in respect of the exercise or failure to exercise the options set forth in this Paragraph 14(b). Specifically, Tenant shall not have the right to assert against Landlord a claim either for the value, or the use, of any such property, either as an offset against any amount of money owing to Landlord or otherwise. The provisions of this Paragraph 14(b) shall supersede the provisions of Section 93.002(d) and (e) of the Texas Property Code, as such may be amended from time to time, and any other law which purports to restrict the options granted to Landlord herein.

         15. HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the tenancy created hereunder and without the execution of a new lease, Tenant shall be deemed to be occupying the Premises as a tenant at will and subject to all of the provisions of this Lease except those relating to term and except that the Basic Rental and Additional Rental shall be(104) the amount payable during the last month of the Lease Term(105) (without waiver of Landlord's right to recover damages as permitted by this Lease or by law). Said tenancy may be terminated by Landlord or Tenant by giving(106) written notice to the other at any time. Landlord's acceptance during any such holdover period of Basic Rental and/or Additional Rental payments from Tenant of less than the full amounts to which Landlord is entitled under this Paragraph 15 shall not be deemed to constitute a waiver of Landlord's right to later collect from Tenant the difference between the amounts actually paid by Tenant and the full amounts due hereunder.

         16. MORTGAGES. This Lease shall be subordinate to all deeds of trust and ground leases now or hereafter encumbering the Building, and all refinancings, replacements, renewals, modifications, extensions or consolidations thereof. Tenant agrees to attorn to any mortgagee, ground lessor, trustee under a deed of trust or purchaser at a foreclosure sale or trustee's sale as Landlord under this Lease. Tenant covenants and agrees that Tenant shall within five (5) days after Landlord's request execute in recordable form and deliver to Landlord whatever instruments may be required to acknowledge and further evidence the subordination of this Lease





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     104 one hundred fifty percent (150%) of

     105 for the first ninety (90) days of any such holdover and double the amount payable during the last month of the Lease Term thereafter

     106 thirty (30) days prior
and/or the attornment by Tenant to such mortgagee, ground lessor, trustee or purchaser.(107) If within five (5) business days after submission of any such instrument, Tenant fails to execute the same, Landlord is hereby authorized to execute the same as attorney-in-fact for Tenant. Any holder of a deed of trust covering all or any part of the Building may at any time elect to have this Lease have priority over its deed of trust by executing unilaterally an instrument of subordination or placing a clause of such subordination in any pleadings or in its deed of trust and recording the same.

         17. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord shall have the following rights:

                 (a) Common and Service Area Alterations. To decorate and to make repairs, alterations, additions, changes or improvements, whether structural or otherwise, in, about or on the exterior of the Building, or any part thereof, and to change, alter, relocate, remove or replace Service Areas and/or Common Areas; to place, inspect, repair and replace in the Premises (below floors, above ceilings or next to columns) utility lines, pipes, cables and the like to serve other areas of the Building outside the Premises; and to otherwise alter or modify the Project, and for such purposes to enter upon the Premises and, during the continuance of any such work, to take such measures for safety or for the expediting of such work as may be required, in Landlord's judgment, all without affecting any of Tenant's obligations hereunder, provided Landlord's entries in the Premises shall be subject to the terms of Paragraph 19(l).(108)

                 (b) Parking. To permit Tenant and its employees to use the parking facilities associated with the Building only in accordance with rules and regulations promulgated from time to time by Landlord and/or the operator of the parking facilities and at such charges as then may be in effect; and to prohibit Tenant and its employees to use any on-site surface parking spaces within the Project designated for visitors, occupants of the Building, or otherwise.(109) The number of parking spaces available for Tenant's use





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     107 Notwithstanding the foregoing, Tenant's agreement to subordinate this
Lease and to attorn to any mortgagee, ground lessor, trustee or purchaser as provided in this Paragraph 16 shall be contingent on Landlord obtaining a nondisturbance agreement for the benefit of Tenant from any future holder of a deed of trust covering all or any part of the Building. Such nondisturbance agreement shall be in the form required by such holder provided that such form does not materially diminish Tenant's rights under this Lease.

     108 Landlord agrees to take such actions as may be reasonably required to minimize interference with Tenant's access to the Building and use and occupancy of the Premises for the Permitted Use, so long as such actions do not increase the cost of the work performed or caused to be performed by Landlord in the exercise of its rights under this Paragraph 17(a).

     109 Notwithstanding the foregoing, during the initial term of this Lease, so long as Tenant is not in default hereunder, Tenant shall be permitted to use at no charge to Tenant nonreserved parking spaces in the parking garage associated with the Building at the ratio of one (1) parking space for every three hundred (300) square feet of Rentable Area in the Premises. In the event Tenant requires additional parking spaces, Landlord agrees to use reasonable efforts to accommodate Tenant's parking needs to the extent that available parking spaces exist in the Building parking facilities.

         shall not exceed one (1) space for every three hundred (300) square feet of Rentable Area in the Premises. Parking spaces will be unassigned, provided that Landlord may at any time assign parking spaces. Landlord shall not be obligated to control any unauthorized parking in any reserved or assigned parking spaces of Tenant. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant and Tenant's employees and agents. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, vehicles, or contents therein, in or about such parking facility. If, for any reason, Landlord fails or is unable to provide, or Tenant is not permitted to use, all or any portion of the parking spaces to which Tenant is entitled hereunder, then Tenant's obligation to pay for such spaces shall be abated for so long as Tenant does not have the use thereof; this abatement shall be in full settlement of all claims that Tenant might otherwise have against Landlord because of Landlord's failure or inability to provide Tenant with such parking spaces.

                 (c) Rules and Regulations. To establish and amend from time to time rules and regulations governing all tenants' use and occupancy of the Building, provided that in the event of a conflict between those rules and this Lease, this Lease shall control.(110) The rules and regulations now enforced by Landlord are(111).

                 (d) Food Preparation. To prohibit the preparation of food within the Premises for commercial purposes or the placing of vending or dispensing machines of any kind in or about the Premises if such vending or dispensing machines are available to the general public.

                 (e) Signs. (112)prohibit all signs, posters, advertisements, or notices from being painted or affixed on any of the windows, or doors, or any other part of the Building, except of such color, size, and style, and in such places as shall be first approved in writing by Landlord(113).





__________________________________

     110 Such rules and regulations will be uniformly applied to and enforced against all tenants in the Building.

     111 attached hereto as Exhibit E, and are subject to change from time to time

     112 Except as otherwise provided in this Lease, to

     113 , which approval shall not be unreasonably withheld as long as any such signs, posters, advertisements or notices are consistent with the operation and appearance of the Building as a Class A office building

                 (f) Security Measures. To take all such reasonable measures as Landlord may deem advisable for the security of the Building and its occupants(114). Landlord, however, shall have no liability to Tenant or its employees, agents, invitees or licensees for loss of property or personal injury except to the extent caused by Landlord's gross negligence or willful misconduct. Tenant shall cooperate fully in Landlord's efforts to maintain security in the Building and shall follow all regulations promulgated by Landlord with respect thereto.

                 (g) Right To Relocate Tenant. (115)any time after the execution of this Lease and on thirty (30) days prior written notice, Landlord may substitute for the Premises other premises in the Building (the "New Premises"), in which event the New Premises shall be deemed to be the Premises for all purposes hereunder, provided: (i) the New Premises shall be similar in area, finish and appropriateness for the Permitted Use; (ii) the Basic Rental and other rentals payable under this Lease shall remain the same; and (iii) reasonable out-of-pocket costs in connection with relocation to the New Premises shall be reimbursed by Landlord after receipt of third party invoices therefor.

         18.     HAZARDOUS MATERIAL; INDEMNITY.

                 (a) Indemnity. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept or used in or about the Premises or the Project by Tenant or its agents, employees, contractors or invitees without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises or the Project).(116) If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises or the Project caused or permitted by Tenant results in contamination of the Premises or the Project, or if contamination of the Premises or the Project by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord harmless





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     114 ;  provided,  that such  measures shall  be  commensurate with the security provided for buildings of similar size and quality in the Dallas, Texas area

     115 With respect to the portion of the Premises located on multiple tenant floors of the Building only, excluding the first floor of the Building, at

     116 Notwithstanding the foregoing, Tenant may, without Landlord's prior consent, but in compliance with all Applicable Laws, use any ordinary and customary Hazardous Material reasonably required to be used by Tenant in the normal course of Tenant's business permitted on the Premises, so long as such Hazardous Material is used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material.

         from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses, including, without limitation, diminution in value of the Premises, damages, penalties, fines, costs, liabilities or losses (including, without limitation, restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Lease Term as a result of such contamination. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material(117) present in the soil or ground water on or under the Premises or the Project. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises or the Project caused or permitted by Tenant results in any contamination of the Premises or the Project, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises and the Project to the condition existing prior to the introduction of any such Hazardous Material to the Premises or the Project; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Project. The indemnification of Landlord by Tenant contained in this Paragraph 18 shall survive the expiration or earlier termination of this Lease.

                 (b) Definition. As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Texas or the United States Government, including, but not limited to, any material or substance that is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to
         Section 311 of the Water Pollution Control Act (33 U.S.C. Section
         1321), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901,
         (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, or (vi) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act, 42 U.S.C. Section 6991.

                 (118)





__________________________________

     117 caused or permitted by Tenant to be

     118 Landlord has provided Tenant with a copy of the Environmental Site Assessment for the Project prepared by Law Engineering and Environmental Services and dated February 1996 (the "Environmental Report"). Except as otherwise provided in the Environmental Report, Landlord has no actual knowledge of the presence of any Hazardous Material in, on, under or about the Premises.

         19.     MISCELLANEOUS.

                 (a) Time Is of the Essence. The time of the performance of all of the covenants, conditions and agreements of this Lease is of the essence.

                 (b) Force Majeure. If either Landlord or Tenant is prevented or hindered from timely satisfying any provisions set forth herein because of a shortage of or inability to obtain materials or equipment, strikes or other labor difficulties, governmental restrictions, casualties or any other cause beyond such party's reasonable control, such party shall be permitted an extension of time of performance by the number of days during which such performance was prevented or hindered; provided, however, that this paragraph shall not apply to the payment of rent or other monies by Landlord or Tenant(119), nor shall the provisions of this paragraph postpone the date that rent is payable pursuant to this Lease, except as expressly provided to the contrary in the Construction Agreement (if any) entered into pursuant to Paragraph 4.

                 (c) No Personal Liability of Landlord. If Landlord shall fail to perform any covenant, term or condition of this Lease and, as a consequence, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Landlord in the Building and in the rents or other income from the Building receivable by Landlord, and neither Landlord nor Landlord's affiliated companies nor their respective owners, partners, venturers, shareholders, directors or officers shall have any personal, corporate or other liability hereunder.(120)





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     119 (except as otherwise set forth in this Lease)

     120 If Tenant recovers a final, non-appealable money judgment against Landlord for Landlord's default of its obligations hereunder or otherwise, such judgment shall be satisfied from (i) the proceeds of sale received upon execution of such judgment and levy thereon against the right, title and interest of Landlord in the Project (or any portion thereof), (ii) rent or other income from the Project received and/or receivable by Landlord, (iii) a credit against future rent and other charges as they become payable under this Lease, and/or (iv) the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Project or any portion thereof; provided further, that in the event of Landlord's failure to perform any covenant or obligation of Landlord under either Paragraph 11 or Paragraph 12 of this Lease, following damage to or destruction of or a taking of all or any part of the Project, any final, non-appealable judgment recovered by Tenant as a consequence thereof may also be satisfied out of the insurance proceeds or condemnation award, as the case may be, paid and/or payable to Landlord as a result of such damage, destruction or taking. The provisions of this paragraph shall not be deemed to deny Tenant, or to lessen Tenant's right to obtain, injunctive relief or specific performance of Landlord's covenants under this Lease or to avail itself of any other right or remedy (not involving the personal liability of Landlord) which may be afforded to Tenant by law or under the terms of this Lease by reason of Landlord's failure to perform its obligations under this Lease.

                 (d) Quiet Enjoyment. Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant's part, Tenant shall at all times during the continuance hereof have peaceable and quiet enjoyment and possession of the Premises without hindrance from Landlord or any person or persons lawfully claiming the Premises by or through Landlord, subject, however, to the terms of this Lease and to all mortgages, ground leases, deeds of trust, leases and agreements to which this Lease is subordinate.

                 (e) Entire Agreement and Amendments. This Lease is the only agreement between the parties hereto and their representatives and agents. There are no representations or warranties between the parties other than the representations and warranties contained in this document. No agreement shall be effective to change, modify or terminate this Lease in whole or in part unless such agreement is in writing and duly signed by the party against whom enforcement of such change, modification or termination is sought.

                 (f) Interpretation. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Tenant and to either corporations, associations, partnerships or individuals, male or female, shall in all instances be assumed as though in each case fully expressed. The laws of the State of Texas shall govern the validity, performance and enforcement of this Lease. All obligations hereunder are performable in Dallas County, Texas. If this Lease is executed by more than one person or entity as "Tenant", each such person or entity executing this Lease as Tenant shall be jointly and severally bound and liable hereunder.

                 (g) Severability. No provision of this Lease shall be construed or interpreted in any manner which would render such provision invalid. If any provision of this Lease is held to be invalid, such invalid provision shall be deemed to be severable from and shall not affect the validity of the remainder of this Lease.

                 (h) Terms Binding. Subject to the limitations on subletting and assignment set forth in this Lease, all covenants, promises, conditions, representations and agreements herein contained shall be binding upon and apply and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

                 (i) Estoppel Certificates. Within(121) days after request by Landlord, Tenant agrees to execute and deliver to Landlord estoppel or offset letters as required by Landlord or by Landlord's lenders. The letters shall certify the date of this Lease and any amendments, that Landlord is not in default of any of the terms and provisions of





__________________________________

     121 ten (10) business
         this Lease or specifying the provisions as to which Landlord is in default if Landlord shall be in default, that Landlord has performed all inducements required of Landlord in connection with this Lease, including any construction obligations, specifying any inducements which have not been fulfilled by Landlord, the date to which rent has been paid, and any other matters which Landlord or its lenders may reasonably require. Tenant's failure to deliver such letters to Landlord within said(122) day period will be conclusive evidence of the matters set forth therein. Tenant further agrees to furnish to Landlord from time to time when requested by Landlord a letter of acceptance in conformity with any requirements made by any existing or proposed lenders.

                 (j) Late Payment Charge and Interest Payable. Landlord may impose a late payment charge equal to five percent (5%) of any amount due if not paid within five (5) days from the date required to be paid hereunder. In addition, any payment due under this Lease not paid within ten (10) days after the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of(123) per annum or the highest lawful rate of interest permitted by Texas or federal law, whichever rate of interest is lower.

                 (k) Security Deposit. Tenant shall deposit with Landlord the amount shown in Paragraph 1(e) above as a Security Deposit(124). Landlord shall hold Tenant's Security Deposit without interest, and the same shall not be considered prepaid rent or a measure of Landlord's damages in case of default by Tenant. The remaining balance of the Security Deposit (after application of any part thereof in accordance with Paragraph 13(b) or for necessary repairs to the Premises) shall be refundable to Tenant within thirty (30) days after the expiration or earlier termination of this Lease.

                 (l) Access to Premises. Tenant agrees that Landlord and its agents may enter the Premises for the purpose of inspecting and making such repairs (structural or otherwise), additions, improvements, changes or alterations to the Premises or the Building as may be permitted or required under this Lease or as Landlord may elect, and to exhibit the same to prospective purchasers, mortgagees or(125) tenants. In the event of any such repairs, additions, improvements, changes or alterations, Tenant shall





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     122 ten (10) business

     123 fourteen percent (14%)

     124 in three (3) separate installments as follows: (i) $47,725.00 within five (5) business days after execution of this Lease, (ii) $95,450.00 on the Commencement Date of this Lease (as such term is defined in Paragraph 3 contained herein), and (iii) $47,725.00 on or before December 1, 1997

     125 , during the last year of the Lease Term, to prospective cooperate with Landlord to facilitate Landlord's efforts. Landlord's entries in the Premises shall be preceded by reasonable notice (except in the case of an emergency) and shall not unreasonably interfere with Tenant's use and occupancy of the Premises for the Permitted Use.

                 (m) Notices. Notices hereunder must be hand-delivered or sent by(126) nationally recognized overnight courier or by certified mail, return receipt requested, postage prepaid, addressed, if to Landlord, at Suite 110, 3333 Lee Parkway, Dallas, Texas 75219,
         Attention: Property Manager, with a copy to Crescent Real Estate Equities Limited Partnership, 777 Main Street, Suite 2100, Fort Worth, Texas 76102, Attention: James S. Wassel, and if to Tenant, at the address specified for Tenant in Paragraph 1(a) above prior to the Commencement Date and to the Premises thereafter, or to such other address as may be specified by written notice actually received by the other party. Notice shall be deemed given upon tender of delivery (in the case of a hand- delivered notice) or upon posting of same with the overnight courier service or in an official depository of the United States Postal Service (in the case of a certified or registered letter), provided that no notice of either party's change of address shall be effective until fifteen (15) days after the addressee's actual receipt thereof.

                 (n) Acceptance of Premises and Building by Tenant. LANDLORD HEREBY DISCLAIMS ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY THAT THE PREMISES ARE SUITABLE FOR TENANT'S INTENDED PURPOSE OR USE. THE TAKING OF POSSESSION BY TENANT SHALL BE CONCLUSIVE EVIDENCE THAT TENANT:

                         (I) ACCEPTS THE PREMISES AS SUITABLE FOR THE PURPOSES FOR WHICH THEY WERE LEASED;

                          (II) ACCEPTS THE BUILDING AND EVERY PART AND APPURTENANCE THEREOF(127) AS BEING IN GOOD AND SATISFACTORY CONDITION; AND

                          (III) WAIVES ANY DEFECTS IN THE PREMISES AND ITS APPURTENANCES EXISTING NOW OR IN THE FUTURE (128), EXCEPT THAT TENANT'S TAKING OF POSSESSION SHALL NOT BE DEEMED TO WAIVE LANDLORD'S COMPLETION OF MINOR FINISH WORK ITEMS





__________________________________

     126 facsimile (with electronic confirmation) or by

     127 (EXCLUDING LATENT DEFECTS)

     128 (EXCLUDING LATENT DEFECTS)

                 THAT DO NOT INTERFERE WITH TENANT'S OCCUPANCY OF THE PREMISES.

         TENANT ACKNOWLEDGES THE DISCLAIMER BY LANDLORD SET FORTH HEREIN AND WAIVES ALL CLAIMS BASED ON ANY IMPLIED WARRANTY OF SUITABILITY. FURTHERMORE, TENANT CONFIRMS THAT ITS OBLIGATIONS TO PAY BASIC RENTAL, ADDITIONAL RENTAL AND OTHER AMOUNTS OF MONEY DUE TO LANDLORD HEREUNDER ARE NOT DEPENDENT OF THE CONDITION OF THE PREMISES OR THE BUILDING, THE COMPLETION OF ANY MINOR FINISH WORK ITEMS OR THE PERFORMANCE BY LANDLORD OF ITS OBLIGATIONS HEREUNDER. TENANT SHALL CONTINUE TO PAY BASIC RENTAL, ADDITIONAL RENTAL AND OTHER AMOUNTS OF MONEY DUE TO LANDLORD HEREUNDER, WITHOUT ABATEMENT, SETOFF OR DEDUCTION, NOTWITHSTANDING ANY BREACH OR ALLEGED BREACH BY LANDLORD OF ITS OBLIGATIONS HEREUNDER.

                 (o)      Building Name.  (129)

                 (p)      Landlord's Lien.  (130)





__________________________________

     129 Landlord agrees that, so long as Tenant occupies at least 120,000 square feet of Rentable Area in the Building, Tenant shall have the right to designate the name of the Building. Tenant agrees that the name selected by Tenant shall be subject to Landlord's reasonable approval, and shall not be changed thereafter. Tenant further agrees that Landlord shall not be required to use the name on stationary, cards, and other printed material used by the management of the Building.

     130 Landlord hereby agrees that no equipment, furnishings, furniture, supplies or other personal property of any kind (other than fixtures and items which Landlord and Tenant have agreed in writing will remain the property of Landlord upon the expiration or earlier termination of this Lease) which are placed upon or permitted to be placed upon the Premises by Tenant, or by any of Tenant's employees, agents, representatives, subtenants, successors or assigns, during the term of this Lease or any renewal thereof, shall be subject to or liable for levy or distress or any legal process whatsoever for the collection of rent, additional rent or other charges payable hereunder by Tenant. Landlord thus hereby waives, releases and negates any and all contractual liens and security interests, constitutional liens and security interests, statutory liens and security interests and/or any and all other liens and security interests, arising by operation of law or otherwise, to which Landlord might now or hereafter be entitled upon all equipment, furnishings, furniture, supplies, trade fixtures or other personal property which Tenant now or hereafter places (or causes or permits to be placed) in or upon the Premises.

                 (q) Authority To Sign Lease. If Tenant is a corporation or a partnership (general or limited), each person(s) signing this Lease as an officer or partner of Tenant represents to Landlord that such person(s) is authorized to execute this Lease without the necessity of obtaining any other signature of any other officer or partner, that the execution of this Lease has been authorized by the board of directors of the corporation or by the partners of the partnership, as the case may be, and that this Lease is fully binding on Tenant. Landlord reserves the right to request evidence of the approval of this Lease and authorization of Tenant's signatories to bind Tenant, which evidence shall be satisfactory in form and content to Landlord and its counsel.

                 (r) Attorneys' Fees. In the event either party is in default beyond any applicable grace or notice period in the performance of any of the terms of this Lease and the other party employs an attorney in connection therewith, the nonprevailing party agrees to pay the prevailing party's reasonable attorneys' fees.

                 (s) Execution of Lease. The submission of this Lease for examination does not constitute a reservation of or option for the Premises or any other space within the Building and shall vest no right in either party. This Lease shall become effective only after the full execution and delivery hereof by all of the parties hereto and upon the approval by the holder of any mortgage encumbering the Project.

                 (t) No Attornment. All checks tendered to Landlord as and for the Basic Rental and/or Additional Rental required hereunder shall be deemed payments for the account of Tenant. Acceptance by Landlord of Basic Rental and/or Additional Rental from anyone other than Tenant shall not be deemed to operate as an attornment to Landlord by the payor of such Basic Rental and/or Additional Rental or as a consent by Landlord to an assignment of this Lease or subletting by Tenant of the Premises to such payor, or as a modification of any of the provisions of this Lease.

                 (u) Applicable Laws. As used herein, the term "Applicable Laws" shall mean all laws, statutes, ordinances, regulations, guidelines or requirements now in force or hereafter enacted and the requirements of any governmental authority having jurisdiction over the Building, board of fire underwriters, utility company serving the Building or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, including without limitation, Title III of The Americans with Disabilities Act of 1990, all regulations issued thereunder, and the Accessibility Guidelines for Buildings and Facilities issued pursuant thereto, and the Texas Architectural Barriers Act, as the same are in effect on the date of this Lease and as hereafter amended.

                 (v) Arms-Length Transaction. This Lease has been entered into by the undersigned after arms-length negotiation, with each party acknowledging that it and its counsel, if it so chooses, have had an opportunity to review this Lease, and therefore, the parties agree that this Lease shall not be construed against Landlord on the ground that Landlord's representatives prepared this Lease.

                 (w) Waiver. No covenant, term or condition or the breach thereof will be deemed waived, except by written consent of the party against whom the waiver is claimed and any waiver of the breach of any covenant, term or condition will not be deemed to be a waiver of any preceding or succeeding breach of the same or any other covenant, term or condition. Acceptance by Landlord of any performance by Tenant after the time the same was due will not constitute a waiver by Landlord of the breach or default of any covenant, term or condition unless otherwise expressly agreed to by Landlord in writing.

                 (x)      Computation of Rentable Area.

                          (1) Single Tenant Floor. With respect to a single tenant floor, "Rentable Area" will mean the sum of (i) the floor area (in square feet) bounded by the inside surfaces of the exterior glass walls of the Building, excluding standard openings in the floor slab used, for example, for Building stairs, elevator and other shafts and vertical ducts (collectively, the "Excluded Spaces"), and (ii) an allocation of the floor area of Common Areas and Service Areas located in or serving the Building.

                          (2) Multiple Tenant Floor. With respect to a multiple tenant floor, "Rentable Area" will mean the sum of (i) the floor area (in square feet) bounded by the inside surfaces of the exterior glass walls, the outside surfaces of partitions separating the Premises from corridors and other Common Areas and Service Areas, and the center line of partitions separating the Premises from adjoining leasable spaces, less any Excluded Spaces located within such boundaries, and (ii) an allocation of the floor area of the Common Areas and Service Areas on such floor, and (iii) an allocation of the floor area of Common Areas and Service Areas located in or serving the Building.

                          (3) Columns and Non-Standard Openings. No deductions will be made in either Paragraph 19(x)(1) or Paragraph 19(x)(2) for (i) columns and projections necessary to the structural support of the Building or (ii) for openings in the floor slab which were made at the request of Tenant or to accommodate items installed at the request of Tenant.

                 (y) Exhibits and Riders. The following exhibits and riders are attached hereto, incorporated herein and made a part of this Lease for all purposes:

                          Exhibit A-1:                      Floor Plan of Premises
                          Exhibit A-2:                      Property Description
                          Exhibit B:                        Certificate of Acceptance of Premises
                          Exhibit C:                        Construction Agreement
                          Exhibit D:                        Building Standard Janitorial Services
                          Exhibit E:                        Building Rules and Regulations
                          Exhibit F:                        Rooftop License Agreement
                          Rider No. 101:                    Leasing Rights and Obligations
                          Rider No. 201:                    Option to Expand
                          Exhibit 201-A:                    Columbia Space
                          Rider No. 301:                    Right of First Refusal

                          Exhibit 301-A:                    Right of First Refusal Space
                          Rider No. 401:                    Option to Extend
                          Rider No. 501:                    Termination Option

                 (z) Counterparts. This Lease may be executed in several counterparts, each of which will be deemed an original, and all of which will constitute but one and the same instrument.

                 (131)





__________________________________

     131         (aa)    Club Memberships.  Landlord agrees to pay, out of the
Basic Rental payable for the first month of the Lease Term, either directly to Tenant or, at the request of Tenant, on behalf of Tenant, the initiation fees in connection with a total of eighteen (18) memberships to either The Crescent Club or The Spa at The Crescent, which memberships will be activated on the Commencement Date (or as soon thereafter as is practicable). The issuance of such memberships shall be subject to the prior approval of the applicable of The Crescent Club and The Spa at The Crescent. Monthly dues and all other expenses incurred by Tenant or any other person in connection with the use of such memberships shall be solely the responsibility of Tenant.

                 (bb) Signage. Landlord agrees that, during the term of this Lease, Tenant shall have the right to place exterior signage reflecting Tenant's name on the upper portion of two (2) opposite sides of the Building and the non-exclusive right to place Tenant's name on the monument sign in front of the Building (collectively, the "Signage"). The Signage shall be installed and maintained at Tenant's sole cost and expense throughout the term of this Lease; provided, however that, at Tenant's option, the cost of installing the Signage may be included in the cost of the Finish Work and may be paid out of the Finish Allowance (as such terms are defined in the Construction Agreement attached hereto as Exhibit C) to the extent sufficient funds are available for such purpose. The location, size, material and design of the Signage shall be subject to the prior written approval of Landlord, and Tenant shall be responsible for compliance with any laws, rules, regulations, ordinances, building codes, restrictive covenants, or architectural guidelines applicable to the Project, as the same may be amended or modified from time to time. Upon the expiration or earlier termination of this Lease, Tenant shall remove the Signage, at Tenant's sole cost and expense, and restore the areas of the Project to which the Signage was affixed to their condition prior to the installation of the Signage.

                 (cc) Rooftop Access. Tenant may install communication equipment and related wiring on the roof of the Building pursuant to the terms and conditions of the Rooftop License Agreement attached to this Lease as Exhibit F.

                 (dd) Broker. Landlord and Tenant each warrant and represent to the other that neither has dealt with any real estate broker, agent or finder in connection with this transaction other than The Staubach Company ("Staubach"), which is acting as Tenant's agent in connection herewith; and Landlord and Tenant agree to protect, defend, indemnify and hold harmless the other from and against any and all liabilities, costs, causes of action, damages and expenses, including without limitation, attorneys' fees, for any claims made by any real estate broker, agent or finder with respect to this transaction other than claims of Staubach, which shall be compensated by Landlord pursuant to a separate agreement.

                 (ee) Lobby Improvements. Landlord will construct certain improvements to the lobby of the Building (the "Lobby Improvements"). Prior to the commencement of construction of the Lobby Improvements, Landlord shall deliver to Tenant plans and specifications for the Lobby Improvements for Tenant's review and approval, which approval shall not be unreasonably withheld or delayed. Landlord agrees that the total cost of the Lobby Improvements shall be at least $40,000.00, and that Landlord shall commence construction of the Lobby Improvements during construction of the First Expansion Space Finish Work (as such term is defined in the Construction Agreement), and Landlord shall complete construction of the Lobby Improvements no later than the date of substantial completion of the First Expansion Space Finish Work.

                 [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Lease as of the day and year first above written.


                      LANDLORD:
                      --------

                      CRESCENT REAL ESTATE EQUITIES LIMITED
                      PARTNERSHIP, a Delaware limited partnership

                      By:      Crescent Real Estate Equities, Ltd.,
                               a Delaware corporation, its general partner


                               By:  /s/ JAMES S. WASSEL
                                    --------------------------------------
                                    Name: James S. Wassel
                                    Title: Senior Vice President


                      TENANT:
                      ------

                      PAGEMART WIRELESS, INC.,
                      a Delaware corporation



                      By:      /s/ JOHN D. BELETIC
                               -------------------------------------------
                               Name:   John D. Beletic
                               Title:  President & CEO

                                  EXHIBIT A-1

                             FLOOR PLAN OF PREMISES

                                [To be attached]

                                  EXHIBIT A-2

                              PROPERTY DESCRIPTION

BEING all of Lot 8A, Block Z/1039 of Bank of Dallas Addition, an addition to the City of Dallas as recorded in Volume 82054, Page 2955, Deed Records, Dallas County, Texas and being more particularly described as follows:

BEGINNING at an "x" set for corner in the Easterly line of Welborn Street (a 60' R.O.W.), said point being the Northwest corner of Block Z/1039;

THENCE South 45 degrees 00 minutes East, along the Southerly line of Rawlins Street, 400 feet to an "x" set for corner, said point being the Northeast corner of Block Z/1039;

THENCE South 45 degrees 00 minutes West, along the Westerly R.O.W. line of Lee Parkway (a 60' R.O.W.), 153 feet to an "x" set for corner;

THENCE North 45 degrees 00 minutes West, along the North side of a 15 foot alley, 400 feet to an "x" set for corner in the Easterly R.O.W. line of Welborn Street;

THENCE North 45 degrees 00 minutes East, along said Easterly R.O.W. line of Welborn Street, 153 feet to the POINT OF BEGINNING and containing 61,200 square feet of land, more or less.

                                   EXHIBIT B

                     CERTIFICATE OF ACCEPTANCE OF PREMISES

         Re:     Office Lease for space in 3333 Lee Parkway, dated the _____
day of ______________, 1996, between Crescent Real Estate Equities Limited Partnership ("Landlord"), and PageMart Wireless, Inc. ("Tenant").

         Landlord and Tenant hereby agree that:

         1. Except for those items shown on the attached "punch list", if any, Landlord has fully completed any construction work required under the terms of the Lease.

         2. The Premises are tenantable, the Landlord has no further obligation for construction (except as specified above), and Tenant acknowledges that both the Building and the Premises (excluding any latent defects) are satisfactory in all respects.

         3. The Commencement Date of the Lease is the _____ day of ________________, 19__.

         4.      The Expiration Date of the Lease is to be the _____ day of
                            _______________, 19___.

         All other terms and conditions of the Lease are hereby ratified and acknowledged to be unchanged.

         EXECUTED this _____ day of ______________________, 1996.



TENANT:                                LANDLORD:
------                                 --------

PAGEMART WIRELESS, INC.                CRESCENT REAL ESTATE EQUITIES
                                       LIMITED PARTNERSHIP

By:                                    By:  Crescent Real Estate Equities, Ltd.,
    --------------------------              its General Partner
    Name:
           -------------------
    Title:
           -------------------

                                       By:
                                            -----------------------------------
                                            Name:
                                                  -----------------------------
                                            Title:
                                                  -----------------------------

                                   EXHIBIT C

                             CONSTRUCTION AGREEMENT

         This Construction Agreement is executed by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP ("Landlord") and PAGEMART WIRELESS, INC. ("Tenant") in connection with that certain Office Lease (the "Lease") executed by the parties on even date herewith (the "Effective Date") relating to the lease by Landlord to Tenant of certain premises in the building commonly known as "3333 Lee Parkway", and located at 3333 Lee Parkway, Dallas, Texas. All defined terms used herein, unless otherwise defined herein, shall have the same meanings given to such terms in the Lease.

         Landlord shall construct, or cause to be constructed, leasehold improvements in and upon the Premises in up to a total of three (3) separate phases as Landlord prepares the Initial Space, the First Expansion Space and the Second Expansion Space for occupancy by Tenant. Landlord agrees that Tenant may require, at Tenant's option, that Landlord construct the leasehold improvements for the First Expansion Space and the Second Expansion Space simultaneously. Landlord's construction of all phases of the leasehold improvements shall be governed by the terms and conditions of this Construction Agreement, and all defined terms used herein shall have their respective meanings in connection with the construction of the leasehold improvements for the Initial Space, the First Expansion Space, and the Second Expansion Space. If Tenant elects to have the leasehold improvements for the First Expansion Space and Second Expansion Space constructed simultaneously, then the term "First Expansion Space" wherever used in this Lease shall be deemed to include the Second Expansion Space, and all terms and provisions of this Lease referring to the term "Second Expansion Space" shall be null, void, and of no further force or effect.

         (a) Construction Costs. Landlord shall construct, or cause to be constructed, leasehold improvements (the "Finish Work"), in a good and workmanlike manner in and upon the applicable space, in accordance with the Final Working Drawings (hereinafter defined). Landlord shall provide Tenant with an allowance to be applied towards the cost of constructing the Finish Work in an amount not to exceed $15.00 per rentable square foot in the applicable space (the "Finish Allowance"). The cost of all space planning and construction drawings shall be included in the cost of the Finish Work and may be paid out of the Finish Allowance, to the extent sufficient funds are available for such purpose. In the event that the total cost of the Finish Work exceeds the Finish Allowance, Tenant may elect to (i) pay such excess amount to Landlord promptly upon demand prior to Landlord's commencing construction, or (ii) with respect to a portion of such excess, not to exceed an amount equal to $8.00 per rentable square foot in the applicable space (the "Amortizable Amount"), increase the amount of monthly payments of Basic Rental due under the Lease by an amount equal to the amount of the monthly installment payment which would be required to fully amortize a loan of a principal amount equal to the Amortizable Amount bearing interest at twelve and one-half percent (12.5%) per annum, and having a loan term equal to the initial term of the Lease with respect to the Initial

Space, and equal to the remainder of the initial term of the Lease with respect to the First Expansion Space and the Second Expansion Space. Change orders requested by Tenant and approved by Landlord after construction has commenced and which increase the cost of construction over the amount of the Finish Allowance shall be paid by Tenant to Landlord promptly upon demand. All installations and improvements now or hereafter placed in the Premises other than Building Standard (as defined in the Lease) improvements shall be for Tenant's account and at Tenant's cost (and Tenant shall pay ad valorem taxes and increased insurance thereon or attributable thereto), which cost shall be payable by Tenant to Landlord upon demand as additional rent. Tenant further agrees to pay Landlord a fee of three percent (3%) of the contract price for the Finish Work (the "Construction Management Fee") as compensation for Landlord's supervision of the construction and installation of the Finish Work on the commencement of construction thereof. Landlord and Tenant agree that the Construction Management Fee may be paid out of the Finish Allowance to the extent funds are available for such purpose. Tenant agrees that in the event of default of payment thereof, Landlord (in addition to all other remedies) shall have the same rights as in the event of default of payment of rent under the Lease.

         (b) Preparation of Plans. Tenant shall deliver to Landlord preliminary construction drawings and space plans (the "Preliminary Plans") for the Finish Work no later than the applicable Preliminary Plans Date (hereinafter defined). Landlord will review the Preliminary Plans and notify Tenant of Landlord's reasonable approval or disapproval thereof (and any such notice of disapproval shall state the reasons for Landlord's disapproval) within five (5) business days after receipt of the Preliminary Plans. Tenant shall then revise the Preliminary Plans and resubmit them to Landlord for Landlord's approval or disapproval within five (5) business days of Tenant's receipt of Landlord's notice of disapproval. If Landlord does not notify Tenant of Landlord's approval or disapproval within the five (5) business day period, Landlord will be deemed to have approved the Preliminary Plans. The Preliminary Plans, as revised and approved by Landlord (or which are deemed to be approved by Landlord) shall constitute "Final Working Drawings".

         (c) Construction. Upon completion of the Final Working Drawings, Landlord shall select a minimum of three (3) experienced, licensed contractors (which contractors shall be subject to Tenant's approval) to bid for the construction of the Finish Work based on the Final Working Drawings. Landlord will employ the contractor who submits the lowest qualified and complete bid to construct the Finish Work and will require in the construction contract that such contractor construct the Finish Work in a good and workmanlike manner and in compliance with all Applicable Laws; provided, however, Tenant will be solely responsible for determining whether or not Tenant is a public accommodation under The Americans with Disabilities Act and whether or not the Final Working Drawings comply with such laws and the regulations thereunder. The parties acknowledge that Landlord is not an architect or engineer, and that the Finish Work will be designed and performed by independent architects, engineers and contractors. Accordingly, Landlord does not guarantee or warrant that the plans or Final Working Drawings will be free from errors or omissions, nor that the Finish Work will be free from defects, and Landlord will have no liability therefor. In the event of such errors, omissions, or defects, Landlord will, at the request of Tenant, demand performance under any warranties related to the Finish Work and diligently pursue the enforcement of such warranties, and Landlord will use reasonable efforts to cooperate in any action Tenant desires to bring against such parties.

         (d) Substantial Completion. For purposes hereof, the Finish Work shall be deemed to be "substantially complete" when:

                 (i) all ceilings and lighting in the applicable space are in and operative;

                 (ii) all walls and partitions in the applicable space have been erected with final painting or wall covering complete, and doors and hardware have been installed;

                 (iii) all built-in cabinetry, millwork, glass, stairways, plumbing and bookshelves in the applicable space have been completed and installed;

                 (iv) all floor coverings in the applicable space have been installed;

                 (v) building elevators, plumbing, HVAC and electrical systems serving the applicable space have been installed and are in good working condition; electrical service is adequate for Tenant's lighting fixtures, office equipment and additional requirements, in keeping with the approved space plans and Final Working Drawings; and HVAC system has been balanced;

                 (vi) all debris has been removed from the applicable space, and the applicable space cleaned; and

                 (vii) a certificate of occupancy for the applicable space has been granted by the City of Dallas, Texas.

         Landlord and Tenant agree that minor "punch-list" type items which do not impede Tenant's use of the applicable space will not prevent the Finish Work from being considered "substantially complete". Prior to the applicable space being delivered to Tenant, a representative of Landlord and a representative of Tenant shall walk through the applicable space and jointly prepare a list (the "Punch List") of minor items which, in the mutual opinion of Landlord and Tenant, have not been fully completed or require repair (the "Punch List Items"). Landlord will deliver a copy of the Punch List to Tenant immediately upon request by Tenant. Landlord shall diligently cause the completion of the Punch List Items within a reasonable time after Tenant commences occupancy of the space, taking reasonable steps to minimize disruption to Tenant's use and occupancy of the space while the Punch List Items are being completed.

         (e)     Delays.

                 (i) Initial Space. Subject to the occurrence of a Force Majeure Delay or a Tenant Delay (both hereinafter defined), Landlord agrees to substantially complete the construction of the Initial Space Finish Work by June 1, 1997 (the "Estimated Commencement Date"). In the event of a Force Majeure Delay or a Tenant Delay, the Estimated Commencement Date shall be extended one (1) day for every day of such delay. If Landlord is delayed in completing such construction by the Estimated Commencement Date for any reason other than a Force Majeure Delay or a Tenant Delay, then the delay in commencement of Tenant's obligation to pay rent under the Lease for that portion of the Initial Space which is untenable until ten (10) days after substantial completion of the Initial Space Finish Work, shall constitute full settlement of all claims that Tenant may have against Landlord based on such a delay. Likewise, if Landlord is delayed in completing such construction by the Estimated Commencement Date due to the occurrence of a Force Majeure Delay, then the delay in commencement of Tenant's obligation to pay rent under the Lease for that portion of the Initial Space which is untenable until ten (10) days after substantial completion of the Initial Space Finish Work, shall constitute full settlement of all claims that Tenant may have against Landlord based on such a delay. However, if Landlord is unable to complete the Initial Space Finish Work by the Estimated Commencement Date due to a Tenant Delay or due to any other cause related to the acts, neglects, failures or omissions of Tenant, Tenant's servants, employees, agents or representatives, then Tenant's rental obligations under the Lease with respect to the Initial Space shall begin on the date on which Landlord would have delivered possession of the Initial Space to Tenant absent such Tenant Delay, and such date shall be the Initial Space Commencement Date.

                 (ii) First Expansion Space. Subject to the occurrence of a Force Majeure Delay or a Tenant Delay (both hereinafter defined), Landlord agrees to substantially complete the construction of the First Expansion Space Finish Work by January 15, 1998 (the "First Expansion Space Estimated Commencement Date"). In the event of a Force Majeure Delay or a Tenant Delay, the First Expansion Space Estimated Commencement Date shall be extended one (1) day for every day of such delay. If Landlord is delayed in completing such construction by January 15, 1998, for any reason other than a Force Majeure Delay or a Tenant Delay, then (i) Tenant's obligation to pay rent under the Lease for that portion of the First Expansion Space which is untenable shall be abated until ten (10) days after substantial completion of the First Expansion Space Finish Work, and
         (ii) Tenant shall be entitled to an additional rental abatement, which shall be applied towards the rent payable for the Initial Space, in an amount equal to the difference between (a) the base rental (at the holdover rates) payable by Tenant for the portion of Tenant's existing premises which Tenant intends to vacate in order to occupy the First Expansion Space, and (b) the Basic Rental which would be payable by Tenant under this Lease for the First Expansion Space for each day of such delay prior to the date of substantial completion of the First Expansion Space Finish Work. The foregoing rental abatements shall constitute full settlement of all claims that Tenant may have against Landlord based on such a delay. Notwithstanding the foregoing, if Landlord is delayed in completing such construction by January 15, 1998, due to the occurrence of a Force Majeure Delay, then the delay in commencement of Tenant's obligation to pay rent under the Lease for that portion of the First Expansion Space which is untenable until ten (10) days after substantial completion of the First Expansion Space Finish Work shall constitute full settlement of all claims that Tenant may have against Landlord based on such a delay. Furthermore, if Landlord is unable to complete the First Expansion Space Finish Work by January 15, 1998, due to a Tenant Delay or due to any other cause related to the acts, neglects, failures or omissions of Tenant, Tenant's servants, employees, agents or representatives, then Tenant's rental obligations under the Lease with respect to the First Expansion Space shall begin on the date on which Landlord would have delivered possession of the First Expansion Space to Tenant absent such Tenant Delay, and such date shall be the First Expansion Space Commencement Date.

                 (iii) Second Expansion Space. Subject to the occurrence of a Force Majeure Delay or a Tenant Delay (both hereinafter defined), Landlord agrees to substantially complete the construction of the Second Expansion Space Finish Work by May 1, 1998 (the "Second Expansion Space Estimated Commencement Date"). In the event of a Force Majeure Delay or a Tenant Delay, the Second Expansion Space Estimated Commencement Date shall be extended one (1) day for every day of such delay. If Landlord is delayed in completing such construction by May 1, 1998, for any reason other than a Force Majeure Delay or a Tenant Delay, then (i) Tenant's obligation to pay rent under the Lease for that portion of the Second Expansion Space which is untenable shall be abated until ten (10) days after substantial completion of the Second Expansion Space Finish Work, and (ii) Tenant shall be entitled to an additional rental abatement, which shall be applied towards the rent payable for the Initial Space and the First Expansion Space, in an amount equal to the difference between (a) the base rental (at the holdover rates) payable by Tenant for the portion of Tenant's existing premises which Tenant intends to vacate in order to occupy the Second Expansion Space, and (b) the Basic Rental which would be payable by Tenant under this Lease for the Second Expansion Space for each day of such delay prior to the date of substantial completion of the Second Expansion Space Finish Work. The foregoing rental abatements shall constitute full settlement of all claims that Tenant may have against Landlord based on such a delay. Notwithstanding the foregoing, if Landlord is delayed in completing such construction by May 1, 1998, due to the occurrence of a Force Majeure Delay, then the delay in commencement of Tenant's obligation to pay rent under the Lease for that portion of the Second Expansion Space which is untenable until ten (10) days after substantial completion of the Second Expansion Space Finish Work shall constitute full settlement of all claims that Tenant may have against Landlord based on such a delay. Furthermore, if Landlord is unable to complete the Second Expansion Space Finish Work by May 1, 1998, due to a Tenant Delay or due to any other cause related to the acts, neglects, failures or omissions of Tenant, Tenant's servants, employees, agents or representatives, then Tenant's rental obligations under the Lease with respect to the Second Expansion Space shall begin on the date on which Landlord would have delivered possession of the Second Expansion Space to Tenant absent such Tenant Delay, and such date shall be the Second Expansion Space Commencement Date.

                 (iv) Tenant Delay. As used herein, the term "Tenant Delay" shall mean (i) any delay resulting from Tenant's failure to deliver space plans and preliminary construction drawings to Landlord on or before (a) February 1, 1997, with respect to the Initial Space,
         (b) May 15, 1997, with respect to the First Expansion Space, or (c) September 1, 1997, with respect to the Second Expansion Space (respectively, the "Preliminary Plans Date"), or Tenant's failure to submit Final Working Drawings to Landlord on or before (a) February 15, 1997, with respect to the Initial Space, (b) June 15, 1997, with respect to the First Expansion Space, or (c) October 1, 1997, with respect to the Second Expansion Space; provided, however, if the delay in submitting Final Working Drawings is due solely to Landlord unreasonably withholding its approval of such drawings, then the delay in submitting the Final Working Drawings shall not constitute a Tenant Delay; (ii) changes in plans and specifications; or (iii) the selection of non-building standard items requiring additional time for delivery, installation or fabrication or the presence of installers. Tenant shall be responsible for and shall pay to Landlord any and all costs and expenses incurred by Landlord and caused by a Tenant Delay. Landlord shall not be liable for any damages caused by a Tenant Delay.

                 (v) Force Majeure Delay. As used herein, "Force Majeure Delay" shall mean any actual delay caused solely by (a) civil disturbance; future order or regulation of any government, court or regulatory body claiming jurisdiction; the failure of any governmental or regulatory body with an appropriate jurisdiction to issue any necessary permit, approval or inspection within the time period typically required to issue such permit, approval or inspection as of the date of this Lease (provided that such delay shall be a Force Majeure Delay only to the extent that such delay is caused by or within the control of the governmental or regulatory body and not to the extent that such delay is caused by or within the control of Landlord); or (b) the act of public enemy, war, riot, sabotage, blockade, embargo; inability to secure customary materials, supplies or labor through ordinary sources by reason of regulation or order of any governmental or regulatory body; lightning, earthquake, hurricane, tornado, flood, explosion, fire or casualty; and strikes, boycotts or labor disturbances and any other causes provided such cause is beyond the reasonable control of the party from whom performance is required, or any of its contractors or other representatives.

                 [Remainder of page intentionally left blank.]

         EXECUTED as of the Effective Date.

TENANT:                                LANDLORD:
------                                 --------

PAGEMART WIRELESS, INC.                CRESCENT REAL ESTATE EQUITIES
                                       LIMITED PARTNERSHIP


By: /s/ JOHN D. BELETIC                By:  Crescent Real Estate Equities, Ltd.,
    -------------------------               its General Partner
    Name:  John D. Beletic
    Title: President & CEO
                                       By:  /s/  JAMES S. WASSEL
                                            ------------------------------------
                                            Name:  James S. Wassel
                                            Title: Sr. V.P. of Asset Mgmt.

                                   EXHIBIT D

                                3333 LEE PARKWAY

                     BUILDING STANDARD JANITORIAL SERVICES


AREAS TO BE SERVICED


OFFICE AREAS

A.       Services to be performed nightly:

         1. Empty all waste receptacles; remove wastepaper and trash from the premises; replace trash can liners.

         2.      Empty and damp wipe all ashtrays.

         3. Vacuum all rugs and carpeted areas in offices, including under furniture.

         4. Hand dust and wipe clean with damp or treated cloth all office furniture, files, fixtures, paneling, window sills, and all other horizontal surfaces; wash windows on inside when necessary.

         5.      Damp wipe and polish all glass furniture tops.

         6. Remove all finger marks and smudges from all vertical surfaces, including doors, door frames, around light switches and private entrance glass partitions.

         7.      All entry glass next to door will be damp wiped.

B.       Services to be performed as necessary:

         1. Sweep all stairways weekly, dust handrails and vacuum if carpeted.

         2. Police all stairwells throughout the entire building weekly and keep in clean condition.

         3. Damp dust all vinyl covered furniture and vacuum all of the upholstered furniture as needed.

         4.      Dust mini-blinds bi-weekly.

RESTROOMS

A.       Services to be performed nightly:

         1.      Mop and rinse floors nightly.

         2. Empty and sanitize all receptacles and sanitary disposals; thoroughly clean and wash at least once per week; replace trash can liners.

         3. Clean and polish all mirrors, bright work, and enameled surfaces.

         4.      Fill toilet tissue, soap, and towel dispensers.

         5. Clean flushometers, piping, toilet seat hinges, and other metal work.

B.       Services to be performed as necessary:

         1. Remove all spots, stains and fingerprints from metal partitions, walls and outside surfaces of all dispensers and soap dishes.

         2. Vacuum louvers, ventilation grills and dust light fixtures as needed.

         3.      Spray buff all hard surface floors.

         4.      Wash all baseboards.


PUBLIC AREAS

A.       Services to be performed nightly:

         1. Empty, damp wipe, sift or otherwise service all ashtrays and sand urns.

         2. Clean and sanitize all drinking fountains; vending machines, table tops, chairs, counter tops and sinks in lunch room facilities.

         3.      Dust all furniture and fixtures.

         4.      Vacuum all carpeted areas.

         5.      Spot clean all hard surface floors.

         6. Spot clean all fingerprints from door frames, light switches, push/kick plates and handles.

         7.      Spot clean stains on carpeted areas.

         8.      Clean and polish all metal fittings.

         9.      Dust mop all hard surface floors with a treated dust mop.

         10.     Sweep and/or vacuum entrance mats.

         11.     Keep supply rooms in a clean, neat and orderly condition.

         12. Glass globes in common areas shall be damp wiped every two weeks.

         13.     All hand railing and woodwork shall be dusted.

B.       Services to be performed as necessary:

         1.      Dust all fire extinguishers.

         2. Damp dust all ceiling air conditioning diffusers, wall grids, registers and other ventilation louvers.

         3. Dust the exterior surfaces of lighting fixtures, including glass and plastic enclosures.

                                   EXHIBIT E

                         BUILDING RULES AND REGULATIONS

         The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, the Land and the appurtenances thereto:

         1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

         2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

         3. No signs, advertisements or notices shall be painted or affixed on or to any windows, doors, or elevators, or other part of the Building without the prior written consent of Landlord. No curtains or other window treatments shall be placed between the glass and the Building standard window treatments.

         4. Landlord shall provide and maintain an alphabetical directory for all tenants in the main lobby of the Building.

         5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

         6. Movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

         7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

         8.      Corridor doors, when not in use, shall be kept closed.
Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, fish, or other animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

         9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

         10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased area except by persons approved by Landlord.

         11. Tenant shall not make or permit any improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

         12. No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

         13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas regardless of whether such loss occurs when the area is locked against entry or not.

         14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord.

         15. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

                                 RIDER NO. 101

                         LEASING RIGHTS AND OBLIGATIONS

         Initial Space. Effective on the Commencement Date of this Lease (as defined in Paragraph 3 of the Lease), the Premises shall consist of a minimum of 30,000 rentable square feet, located on all or a portion of one or more of the first, seventh, eighth, ninth, tenth, eleventh, or twelfth floors of the Building; provided that, at Landlord's option, Landlord may substitute the fifth floor of the Building for the seventh floor of the Building (collectively, the "Initial Space"). Tenant shall have the right to require that Landlord construct leasehold improvements in space which contains more than 30,000 rentable square feet, so long as the additional space (the "Additional Square Footage") is necessary to complete the remainder of an entire floor on which a portion of the required 30,000 rentable square feet (the "Required Square Footage") is located. In the event that Tenant requires the construction of leasehold improvements in the Additional Square Footage, Landlord agrees that Tenant shall not be obligated to pay Basic Rental for the Additional Square Footage until January 15, 1998; provided that Tenant pays its proportionate share of Actual Operating Expenses for the Additional Square Footage, and that the Additional Square Footage shall be deemed to be part of the Initial Space. Upon completion of the Finish Work for the Initial Space, Landlord and Tenant agree to enter into an amendment to this Lease which modifies the description of the Premises contained in Paragraph 1(c) of this Lease to reflect the location(s) and Rentable Area of the Initial Space; which attaches Exhibit A-1, the Floor Plan of the Premises, to this Lease; which recalculates the Basic Rental amounts shown in Paragraph 1(d) of this Lease based on the Rentable Area of the Initial Space; and which contains other appropriate terms and provisions relating to the addition of the Initial Space.

         First Expansion Space. Effective on the First Expansion Space Commencement Date (hereinafter defined), the Premises shall be expanded to include an additional 70,000 square feet of Rentable Area (in excess of the minimum 30,000 rentable square feet in the Initial Space), which space shall be located on all or a portion of one or more of the first, seventh, eighth, ninth, tenth, eleventh, or twelfth floors of the Building; provided that, at Landlord's option, Landlord may substitute the fifth floor of the Building for the seventh floor of the Building (collectively, the "First Expansion Space"). The First Expansion Space shall be leased by Tenant subject to the same terms, covenants and conditions as provided in this Lease for the Premises, except that the amount of the Finish Allowance (as defined in the Construction Agreement) provided by Landlord with respect to the First Expansion Space shall not exceed $15.00 per square foot of Rentable Area contained in the First Expansion Space. Except as otherwise provided in the Construction Agreement in the event of a delay, Tenant's right to occupy the First Expansion Space and its obligation to pay Basic Rental, Additional Rental, and all other sums due under this Lease for the First Expansion Space shall commence on the later of
(a) the First Expansion Space Estimated Commencement Date, or (b) ten (10) days after Landlord's substantial completion of the First Expansion Space Finish Work, as such terms are defined in the Construction Agreement, but if Tenant takes possession of the First Expansion

Space for the conduct of business before either such date, then the commencement date shall be the date Tenant in fact occupies the First Expansion Space (the "First Expansion Space Commencement Date"), and shall terminate with the term of this Lease. From and after the First Expansion Space Commencement Date, except as otherwise specifically provided herein, any reference to the term "Premises" in this Lease and any amendments thereto, shall be deemed to include the First Expansion Space as though originally a part of the Premises under this Lease, and Tenant's occupancy of the First Expansion Space shall be subject to all terms and conditions of this Lease, as amended from time to time. Upon completion of the Finish Work for the First Expansion Space, Landlord and Tenant agree to enter into an amendment to this Lease which modifies the description of the Premises contained in Paragraph 1(c) of this Lease to include the location(s) and Rentable Area of the First Expansion Space; which attaches a revised Exhibit A-1, the Floor Plan of the Premises, to this Lease; which recalculates the Basic Rental amounts shown in Paragraph 1(d) of this Lease based on the addition of the Rentable Area of the First Expansion Space; and which contains other appropriate terms and provisions relating to the addition of the First Expansion Space.

         Second Expansion Space. Effective on the Second Expansion Space Commencement Date (hereinafter defined), the Premises shall be expanded to include an additional 20,000 square feet of Rentable Area (in excess of the 100,000 rentable square feet contained in the Initial Space and the First Expansion Space), which space shall be located on all or a portion of one or more of the first, seventh, eighth, ninth, tenth, eleventh, or twelfth floors of the Building; provided that, at Landlord's option, Landlord may substitute the fifth floor of the Building for the seventh floor of the Building (collectively, the "Second Expansion Space"). The Second Expansion Space shall be leased by Tenant subject to the same terms, covenants and conditions as provided in this Lease for the Premises, except that the amount of the Finish Allowance (as defined in the Construction Agreement) provided by Landlord with respect to the Second Expansion Space shall not exceed $15.00 per square foot of Rentable Area contained in the Second Expansion Space. Except as otherwise provided in the Construction Agreement in the event of a delay, Tenant's right to occupy the Second Expansion Space and its obligation to pay Basic Rental, Additional Rental, and all other sums due under this Lease for the Second Expansion Space shall commence on the later of (a) the Second Expansion Space Estimated Commencement Date, or (b) ten (10) days after Landlord's substantial completion of the Second Expansion Space Finish Work, as such terms are defined in the Construction Agreement, but if Tenant takes possession of the Second Expansion Space for the conduct of business before either such date, then the commencement date shall be the date Tenant in fact occupies the Second Expansion Space (the "Second Expansion Space Commencement Date"), and shall terminate with the term of this Lease. From and after the Second Expansion Space Commencement Date, except as otherwise specifically provided herein, any reference to the term "Premises" in this Lease and any amendments thereto, shall be deemed to include the Second Expansion Space as though originally a part of the Premises under this Lease, and Tenant's occupancy of the Second Expansion Space shall be subject to all terms and conditions of this Lease, as amended from time to time. Upon completion of the Finish Work for the Second Expansion Space, Landlord and Tenant agree to enter into an amendment to this Lease which modifies the description of the

Premises contained in Paragraph 1(c) of this Lease to include the location(s) and Rentable Area of the Second Expansion Space; which attaches a revised Exhibit A-1, the Floor Plan of the Premises, to this Lease; which recalculates the Basic Rental amounts shown in Paragraph 1(d) of this Lease based on the addition of the Rentable Area of the Second Expansion Space; and which contains other appropriate terms and provisions relating to the addition of the Second Expansion Space.

                                 RIDER NO. 201

                                OPTION TO EXPAND

         Tenant shall have the option to lease additional space consisting of approximately 30,000 rentable square feet located on the third and fourth floors of the Building, as designated and referred to on Exhibit "201-A" attached to this Lease as the "Columbia Space", pursuant to the terms and provisions contained in this Rider No. 201. The Columbia Space is currently occupied by Columbia/HCA Healthcare Corporation ("Columbia"), as the successor-in-interest to Keystone Homehealth Management, Inc. ("Keystone"), under that certain Office Lease dated January 5, 1996, by and between Keystone and Landlord (the "Columbia Lease"), which expires on January 31, 1999 (the "Columbia Expiration Date"). Under the Columbia Lease, both Landlord and Columbia have the right to terminate the Columbia Lease, at any time, by giving the other party six (6) months prior written notice. Columbia also has the right to extend the term of the Columbia Lease for one (1) additional period of three (3) years by giving Landlord written notice at least nine (9) months before the Columbia Expiration Date. Tenant shall have the option to lease the Columbia Space, as it becomes available, pursuant to the following terms and conditions:

         (a)     Events of Availability:

                 (1) Termination by Columbia. In the event Columbia elects to terminate the Columbia Lease by giving Landlord six (6) months prior written notice, Landlord shall, upon receipt of such notice, promptly notify Tenant of such fact and of the date such termination shall become effective. Upon such a termination, Tenant shall have the right to lease all or a portion of the Columbia Space, so long as Tenant leases a minimum of 10,000 rentable square feet of the Columbia Space. Tenant shall have a period of thirty (30) days after receipt of Landlord's notice to notify Landlord whether Tenant elects to exercise its right to lease all or a portion of the Columbia Space. If Tenant elects to lease only a portion of the Columbia Space, then Tenant shall specify in the notice the amount of rentable square feet which Tenant desires to lease (which amount cannot be less than 10,000 rentable square feet), and Landlord shall have the right to determine the location of such portion. If Tenant waives its right to lease all or a portion of the Columbia Space (either by giving written notice thereof or by failing to give any notice to Landlord within the required thirty (30) day period), this Option to Expand shall thereafter be null, void and of no further force or effect.

                 (2) Expiration of the Columbia Lease. In the event Columbia waives its right to extend the term of the Columbia Lease, either by giving written notice thereof to Landlord or by failing to give any notice to Landlord by April 30, 1998, Landlord shall promptly notify Tenant of such fact. Upon such an expiration, Tenant shall have the right to lease all or a portion of the Columbia Space, so long as Tenant leases a minimum of 10,000 rentable square feet of the Columbia Space. Tenant shall have a period of thirty (30) days after receipt of Landlord's notice to notify Landlord whether Tenant elects to exercise its right to lease all or a portion of the Columbia Space. If Tenant elects to lease only a portion of the Columbia Space, then Tenant shall specify in the notice the amount of rentable square feet which Tenant desires to lease (which amount cannot be less than 10,000 rentable square feet), and Landlord shall have the right to determine the location of such portion. If Tenant waives its right to lease all or a portion of the Columbia Space (either by giving written notice thereof or by failing to give any notice to Landlord within the required thirty (30) day period), this Option to Expand shall thereafter be null, void and of no further force or effect.

                 (3) Extension of the Columbia Lease With the Termination Right. In the event Columbia elects to exercise its right to extend the term of the Columbia Lease through and including January 31, 2002, subject to all the terms, covenants and conditions of the Columbia Lease, including, but not limited to, the right of either Landlord or Columbia to terminate the Columbia Lease upon six (6) months prior written notice to the other party, Landlord shall promptly notify Tenant of such fact. At any time after receipt of Landlord's notice, if Tenant requires additional space in the Building and desires to expand into the Columbia Space, then Tenant shall have the right to request that Landlord exercise its termination right with respect to the Columbia Space, by giving Landlord written notice at least seven
         (7) months prior to the date on which Tenant desires to commence construction on the Columbia Space. Landlord will then notify Columbia of the termination of the Columbia Lease. In the event Columbia exercises its termination right during the extended term of the Columbia Lease, Landlord shall notify Tenant of such fact pursuant to the terms and conditions of subparagraph (1) above.

                 (4) Extension of the Columbia Lease Without the Termination Right. In the event Columbia notifies Landlord of its desire to exercise its right to extend the term of the Columbia Lease through and including January 31, 2002, subject to all the terms, covenants and conditions of the Columbia Lease, except for the right of either Landlord or Columbia to terminate the Columbia Lease upon six (6) months prior written notice to the other party, Landlord shall promptly notify Tenant of such fact. Tenant shall have a period of thirty (30) days after receipt of Landlord's notice to notify Landlord whether Tenant elects to exercise its right to lease the entire Columbia Space. If Tenant waives its right to lease the Columbia Space (either by giving written notice thereof or by failing to give any notice to Landlord within the required thirty (30) day period), Tenant shall be deemed to have waived its right to exercise this Option to Expand through and including January 31, 2002. Tenant shall have the right to lease the Columbia Space after January 31, 2002, provided that Tenant gives Landlord written notice no later than January 31, 2001, of Tenant's desire to lease the Columbia Space upon the expiration of the extended term of the Columbia Lease.

         (b) Tenant's Exercise of Its Option to Expand. Tenant's Option to Expand provided herein is subject to the condition that on the date Tenant notifies Landlord of Tenant's election to lease the Columbia Space and on the Columbia Space Commencement Date (hereinafter defined), (i) no event of default, as defined in Paragraph 13 of this Lease, shall have occurred, and
(ii) Tenant occupies no less than 100,000 rentable square feet in the Building. If the foregoing conditions are met, and if Tenant timely notifies Landlord of Tenant's election to exercise its Option to Expand upon one (1) of the events of availability of the Columbia Space set forth in paragraph (a) above, then Landlord and Tenant shall enter into a written agreement modifying and supplementing this Lease and specifying that the Columbia Space is part of the Premises under this Lease and containing other appropriate terms and provisions relating to the addition of such space to this Lease (including specifically any increase of rent as a result of such addition) as follows: Tenant shall lease the Columbia Space for a term commencing on the date of substantial completion of the leasehold improvements to the Columbia Space, but in no event later than seventy-five (75) days after Columbia vacates the Columbia Space (the "Columbia Space Commencement Date"), and ending contemporaneously with the expiration of the term of this Lease (unless sooner terminated pursuant to the terms and provisions of this Lease). Tenant's obligation to pay Basic Rental, Additional Rental, and all other sums due under this Lease for the Columbia Space shall commence on the Columbia Space Commencement Date, and shall terminate with the term of this Lease. If the Columbia Space Commencement Date occurs during the first three (3) years of the Lease Term, then (i) the Basic Rental for the Columbia Space shall be at the same rental rate then in effect for the Premises pursuant to the Lease, which Basic Rental shall be increased as provided in and under the Lease, and
(ii) the amount of the tenant improvement allowance given for the Columbia Space shall be reduced by $0.12 for each month of the Lease Term that has expired prior to the Columbia Space Commencement Date (for example, if the Columbia Space Commencement Date is ten (10) months after the Commencement Date of the Lease, then the tenant improvement allowance payable by Landlord with respect to the Columbia Space shall not exceed $13.80 per square foot of Rentable Area contained in the Columbia Space). If the Columbia Space Commencement Date occurs after the third anniversary of the Commencement Date of the Lease, then (i) the Basic Rental for the Columbia Space shall be at the prevailing rate for comparable space in the Building on the Columbia Space Commencement Date, and (ii) the amount of the tenant improvement allowance given for the Columbia Space shall be at the prevailing rate for comparable space in the Building on the Columbia Space Commencement Date. Landlord shall not be liable for the failure to give possession of the Columbia Space upon the occurrence of an event of availability as set forth in paragraph (a) above by reason of the holding over or retention of possession of any tenant, tenants or occupants, and such failure shall not impair the validity of this Lease, or extend the Lease Term, but the rent for the Columbia Space shall be abated until possession is delivered to Tenant and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure to give possession of the Columbia Space to Tenant on such date. Any assignment or subletting by Tenant pursuant to Paragraph 9 of this Lease, other than to a Fortune 500 company or an Affiliate, if any, shall terminate the option of Tenant contained herein. If Tenant shall exercise its right of expansion as provided in this Rider No. 201, and shall occupy the Columbia Space during the initial Lease Term, then, for purposes of the extension of the Lease Term pursuant to an option to extend this Lease, if any, the Columbia Space shall be considered to be a part of the Premises under this Lease, and the Basic Rental for the Columbia Space shall be adjusted as provided in and under such option to extend.

                                 RIDER NO. 301

                             RIGHT OF FIRST REFUSAL

         Provided this Lease is then in full force and effect and no event of default, as defined in Paragraph 13 of this Lease, shall have occurred, Tenant shall have the right of first refusal as hereinafter described to lease that portion of the space to be leased to a prospective tenant (the "Offered Space") which is all or part of the third, fourth, fifth, and/or sixth floor of the Building (collectively, the "Right of First Refusal Space"), as shown and designated on Exhibit "301-A" attached to this Lease as the "Right of First Refusal Space", at such time as Landlord engages in negotiations with a prospective tenant, exercisable at the following times and upon the following conditions:

         1. If Landlord enters into negotiations with a prospective tenant to lease the Offered Space, Landlord shall notify Tenant of such fact and shall include in such notice the rent, term, and other terms (including finish out) at which Landlord is prepared to offer such Offered Space to such prospective tenant. Tenant shall have a period of five (5) business days from the date of delivery of the notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the Offered Space on terms which result in the same economic benefit to Landlord as the rent, term, and other terms specified in the notice. With respect to the Columbia Space only (as defined in Rider No. 201 attached to this Lease), Tenant shall have the option to lease the Offered Space either (i) upon the same rent, term, and other terms specified in the notice, or (ii) for a term which expires upon the expiration date of this Lease and at a rate and other terms which collectively provide the same economic benefit to Landlord as the rent, term, and other terms specified in the notice. With respect to the Columbia Space only, Tenant shall have a period of five (5) business days from the date of delivery of the notice to notify Landlord whether Tenant elects to exercise the right granted hereby to lease the Offered Space and under which of the foregoing options Tenant elects to lease the Offered Space. If Tenant fails to give any notice to Landlord within the required five (5) business day period, Tenant shall be deemed to have waived its right to lease the Offered Space.

         2. If Tenant so waives its right to lease the Offered Space (either by giving written notice thereof or by failing to give any notice), Landlord shall have the right to lease the Offered Space to the prospective tenant, on terms which result in the same economic benefit to Landlord as the terms contained in Landlord's notice to Tenant, and upon the execution of such lease between Landlord and the prospective tenant this Right of First Refusal as to the Offered Space shall thereafter be null, void and of no further force or effect.

         3. If Landlord does not enter into a lease with such prospective tenant covering the Offered Space, or if Landlord offers the Offered Space to the prospective tenant on terms which do not result in the same economic benefit to Landlord as the terms contained in Landlord's notice to Tenant, then Landlord shall not thereafter engage in other lease negotiations with respect to the Right of First Refusal Space without first complying with the provisions of this Rider No. 301.

         4. Upon the exercise by Tenant of its right of first refusal as provided in this Rider No. 301, Landlord and Tenant shall, within twenty (20) days after Tenant delivers to Landlord notice of its election, enter into a lease or an amendment to this Lease covering the Offered Space for the rent, for the term, and containing such other terms and conditions as Landlord notified Tenant pursuant to paragraph 1 above.

         5. Any assignment or subletting by Tenant pursuant to Paragraph 9 of this Lease, other than to a Fortune 500 company or an Affiliate, if any, shall terminate the right of first refusal of Tenant contained herein.

                                 RIDER NO. 401

                                OPTION TO EXTEND

         Tenant at its option may extend the term of this Lease for one (1) extension term of five (5) years by serving written notice thereof upon Landlord at least twelve (12) months before the expiration of the initial lease term, provided that at the time of such notice and at the commencement of such extended term, no event of default, as defined in Paragraph 13 of this Lease, shall have occurred. Upon the service of such notice and subject to the conditions set forth in the preceding sentence, this Lease shall be extended without the necessity of the execution of any further instrument or document. Such extended term shall commence upon the expiration date of the initial lease term, expire upon the annual anniversary of such date five (5) years thereafter, and be upon the same terms, covenants, and conditions as provided in this Lease for the initial term, except that the Basic Rental payable during the extended term shall be at the prevailing rate for comparable space in the Building, at the commencement of such extended term, which new Basic Rental shall be adjusted as provided in and under this Lease. Payment of all additional rent and other charges required to be made by Tenant as provided in this Lease for the initial term shall continue to be made during the extended term. Any termination of this Lease during the initial term shall terminate all rights of extension hereunder. Any assignment or subletting by Tenant pursuant to Paragraph 9 of this Lease, other than to a Fortune 500 company or an Affiliate, if any, shall terminate the option of Tenant contained herein. Notwithstanding the foregoing, in no event shall the Basic Rental for the extension term be less than the Basic Rental during the last year of the initial term.

                                 RIDER NO. 501

                               TERMINATION OPTION

         Tenant shall have the option to terminate this Lease on the last day of any month after the date which is five (5) years and eight (8) months after the Commencement Date of this Lease (as applicable, the "Termination Date"); provided that (i) Tenant gives Landlord at least nine (9) months prior written notice to terminate, and (ii) Tenant is not in default under the Lease at the time of the giving of such notice nor on the Termination Date. Additionally, Tenant's right to terminate hereunder is conditioned upon the payment in full by Tenant, on or before the Termination Date, of (a) all Basic Rental, Additional Rental and other sums owed by Tenant under the Lease through and including the Termination Date; and (b) an amount equal to the sum of (i) the amount obtained by multiplying $5,685,000.00 by a fraction having as its numerator, the number of months remaining in the initial Lease Term, and having as its denominator, the number sixty (60), plus (ii) the unamortized cost of all tenant improvement allowances, leasing commissions and other transaction costs actually paid by Landlord in connection with this Lease with interest thereon at the rate of twelve and one-half percent (12.5%) per annum (collectively, the "Termination Payment"). After Landlord's receipt of the Termination Payment, and so long as Tenant has surrendered the Premises in the condition required under this Lease, neither party shall have any rights, liabilities or obligations under this Lease for the period accruing after the Termination Date, except those which, by the provisions of this Lease, expressly survive the termination of this Lease.

                                   EXHIBIT F

                           ROOFTOP LICENSE AGREEMENT


         THIS ROOFTOP LICENSE AGREEMENT (this "Agreement") is entered into as of the ____ day of _________, 1996, by and between CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP ("Licensor") and PAGEMART WIRELESS, INC. ("Licensee").

                                   RECITALS:

         A. Licensee and Licensor entered into that certain Office Lease dated _________________________ (as amended, the "Lease") pursuant to which Licensee has leased from Licensor certain premises in the building (the "Building") located in the project commonly known as "3333 Lee Parkway" and located at 3333 Lee Parkway, Dallas, Dallas County, Texas (the "Project").

         B. Licensee desires to license from Licensor certain space located on the roof of the Building for the installation of the Communications Equipment (defined below) of Licensee.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00), the mutual promises set forth herein and in the Lease, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Licensor and Licensee hereby agree as follows:

         1. License of Equipment Area. Subject to the terms and conditions hereof, Licensor hereby licenses to Licensee, and Licensee hereby licenses from Licensor, the right to use approximately ______________ square feet of space located on the roof of the Building (the "Equipment Area") for the installation and operation of the Communications Equipment. The location of the Equipment Area is depicted on Exhibit A attached hereto and incorporated herein by reference. Licensee accepts the Equipment Area in its "as-is" condition and acknowledges that Licensor makes no representations or warranties whatsoever with respect thereto.

         2. Term. The term of this Agreement (the "Term") shall commence on _______________________, 19____, and shall expire on the date of the expiration or termination of the Lease, unless sooner terminated pursuant to the provisions hereof. This Agreement may be cancelled at any time by Licensor delivering to Licensee ____________ (____) days prior written notice of such cancellation. Licensee may terminate this Agreement at any time by delivering to Licensor ninety (90) days prior written notice of such termination.

         3. License Fee; Electrical Costs. As consideration for the license granted to Licensee herein, Licensee agrees to pay to Licensor, in advance without deduction or setoff, and on the first day of the month, a license fee (the "License Fee") in the amount of $_______________

_ per month. Such payments shall be made in the same manner as Licensee's rental payments are made under the Lease, or at such other place as may from time to time be designated by Licensor. In the event that the Term begins or ends on a day other than the first or last day of a month, as applicable, the License Fee for such period shall be prorated on a per diem basis. The License Fee for the first calendar month or portion thereof shall be paid concurrently with the execution of this Agreement. Licensee shall also pay to Licensor as an additional license fee hereunder, within fifteen (15) days after the receipt of an invoice therefor, the costs incurred by Licensor in providing electrical service to the Equipment Area.

         4. Security Deposit. Licensee shall deposit with Licensor a security deposit (the "Security Deposit") in the amount of $__________ contemporaneously with the execution hereof. Licensor shall hold the Security Deposit without interest, and the same shall not be considered a prepayment of the License Fee nor a measure of Licensor's damages in case of default by Licensee. Licensor may apply the Security Deposit to the extent necessary to make good any payment arrearages, to pay the cost of remedying Licensee's default or to reimburse Licensor for expenditures made or damages suffered as a consequence of Licensee's default. Following any such application of the Security Deposit, Licensee shall pay to Licensor on demand the amount so applied in order to restore the Security Deposit to its original amount. Any remaining balance of the Security Deposit shall be refundable to Licensee within thirty (30) days after the expiration or earlier termination of this Agreement.

         5. Communications Equipment. Licensee shall have the right to install and maintain in the Equipment Area, at Licensee's sole cost and expense,[ _________ (____) MICROWAVE DISHES (NOT TO EXCEED SIX (6) FEET IN DIAMETER), ___________ (_____) DIRECTIONAL PANEL OR OMNIDIRECTIONAL WHIP RADIO COMMUNICATIONS ANTENNAE] and any necessary connecting equipment or cabling (collectively, the "Communications Equipment").

         6. Compliance With Legal Requirements. The installation, maintenance, use, removal and any relocation of the Communications Equipment shall comply with all laws, rules, regulations, restrictions, restrictive covenants and architectural guidelines applicable to the Project and/or the Communications Equipment, as the same may be amended from time to time (the "Legal Requirements"), and Licensee shall obtain, at its sole cost and expense, all approvals, consents, licenses, authorizations and permits required under the Legal Requirements in connection with any such installation, maintenance, use, removal or relocation.

         7. Installation of Communications Equipment. Before beginning the installation of the Communications Equipment, Licensee shall deliver to Licensor final plans and specifications setting forth in detail the design, location, size, weight, color scheme, material composition, method of installation, and frequency of the Communications Equipment for Licensor's review and approval, together with evidence reasonably satisfactory to Licensor that all Legal Requirements have been satisfied. Licensor's approval of any such plans and specifications shall not constitute a representation or warranty by Licensor that such plans and specifications comply with the Legal Requirements. Such compliance shall be the sole responsibility of Licensee, but Licensor shall, at Licensee's request and expense, use reasonable efforts to assist Licensee in complying therewith. Upon approval by Licensor of the plans and specifications therefor and the location thereof, Licensee may install the Communications Equipment in the Equipment Area, provided that such work is coordinated with and completed in accordance with the instructions of Licensor and Licensor's roofing contractor, and is performed in a good and workmanlike manner, in accordance with all Legal Requirements and the plans and specifications therefor, and in a manner so as not to damage the Project or materially interfere with the use of any portion of the Project while such installation is taking place. Except to the extent otherwise directed by Licensor, Licensee shall, at Licensee's sole cost and expense, connect the Communications Equipment to the Premises through cables in conduit in the utility chases in the Building and to the Building lightning protection system and electrical service, and install a submeter for the providing of electrical service to the Equipment Area.

         8. Equipment Changes. From time to time Licensee shall have the right, with the prior written approval of Licensor and at Licensee's sole cost and expense, to install, maintain, repair and replace the Communications Equipment or components thereof, including, without limitation, electrical and communications wires, cables and other pipes, conduits and lines linking various components of the Communications Equipment with other components thereof. In exercising the rights granted hereunder, Licensee shall comply with all Legal Requirements and with the reasonable rules and regulations of the Building which may from time to time be prescribed by Licensor.

         9. Interference. Licensee acknowledges and agrees that its use of the rooftop of the Building is of a non-exclusive nature and that Licensor has the right to grant other licenses, leases or rights of use, of any kind or nature, to parties other than Licensee. The Communications Equipment shall be of such type and frequencies, and shall be operated in a manner, that will not cause measurable frequency interference with the business or operations of any tenant, occupant or other licensee of the Building, including the operation of transmitting and receiving devices operated within their assigned frequencies and within Federal Communications Commission ("FCC") rules and regulations. Licensor shall use reasonable efforts to ensure that any rights to use the roof of the Building (including, without limitation, any rights to install other antenna equipment), or any other lease or license for use of the Building for communications uses, granted to third parties hereafter shall not result in measurable frequency interference with the Communications Equipment, and Licensor shall use reasonable diligence to prevent or stop such interference upon receiving notice thereof from Licensee. Licensor and Licensee agree that Licensor (or, if requested by Licensee, an independent third party qualified in the communications industry, provided any fees charged by such third party shall be paid by Licensee) shall arbitrate any disputes between Licensee and other tenants, occupants or licensees of the Building concerning alleged interference with the operation of the Communications Equipment, whether claimed to be caused by Licensee or such other tenants, occupants or licensees. Licensee shall be bound by Licensor's (or, if applicable, the third party's) determination in such disputes. In determining such disputes, the underlying assumption shall be that the device installed later in time shall be required to have frequencies and operating characteristics that minimize interference with devices installed prior in time, but that all devices shall be designed, maintained and upgraded to minimize interference with other devices in accordance with industry standards as they change from time to time. In the event the Communications Equipment causes interference to any device installed prior in time, Licensee will take all steps necessary to correct and eliminate the interference. If said interference cannot be eliminated within a reasonable length of time, Licensee agrees, at the request of Licensor, to remove the Communications Equipment from the Project and this Agreement shall then terminate without further obligation on the part of Licensor or Licensee, except as expressly provided otherwise herein.

         10. Access to Equipment Area. Licensee shall have access to the Equipment Area twenty-four (24) hours per day, each and every day during the Term; provided, that (i) Licensee shall provide to Licensor at least two (2) hours advance notice of any need for access, and (ii) a representative of Licensor may accompany Licensee on the roof of the Building during such access. Access to the Equipment Area may be arranged through Licensor's property management personnel or, after the normal business hours for the Building, through Licensor's security personnel at the Building. In the event that Licensee requests access to the Equipment Area at times other than the normal business hours for the Building, Licensee shall compensate Licensor for reasonable trip charges and overtime charges resulting from employees or agents of Licensor making trips to the Building to provide such after hours access.

         11. Service Interruptions; Equipment Malfunctions. Licensor shall not be liable to Licensee for the interruption or suspension of electrical service to the Communications Equipment. In addition, Licensor shall not be liable or responsible for any alleged malfunction or non-functioning of the Communications Equipment or for the repair, maintenance or any loss of, or damage to, such equipment.

         12. Licensee's Covenants. Licensee covenants and agrees as follows:

                 (a) Condition of Equipment; Repairs. Licensee shall use, maintain, and operate the Communications Equipment in a good and safe condition and in accordance with all Legal Requirements, and shall keep the Equipment Area free from all trash, debris and waste resulting from the use thereof by Licensee. Licensee shall repair all damage caused to the Project by the installation, use, maintenance, relocation or removal of the Communications Equipment and shall, upon its removal, restore the Equipment Area to its condition immediately before the installation thereof, ordinary wear and tear excepted. If Licensee fails to do so within five (5) days after Licensor's request, Licensor may perform such work and Licensee shall reimburse Licensor for all reasonable costs incurred in connection therewith within fifteen (15) days after Licensor's request therefor, which reimbursement obligation of Licensee shall survive the expiration or earlier termination of this Agreement.

                 (b) Costs; Liens. Licensee shall pay or cause to be paid all costs for materials provided or work performed by or at the direction of Licensee related to the Communications Equipment or the Equipment Area. In the event of any claim of any kind or nature against Licensor or, if other than Licensor, the owner of the property on which the Building is located (including, but not limited to, mechanic's liens), arising out of the failure of payment or performance of an obligation required of Licensee under this Agreement, Licensee shall be solely responsible to adjust, settle and/or pay any and all such claims, in full, at the sole cost and expense of Licensee. If a mechanic's lien is filed against the Building or the Project as a result of such claim, Licensee shall bond against or discharge any such liens within five
(5) days after notice from Licensor. In the event Licensor or, if other than Licensor, the owner of the property on which the Building is located sustains any loss or damage by reason of any such claim, Licensee will fully indemnify Licensor and/or said owner for any such loss or damage, including reasonable attorneys' fees incurred in connection therewith, which indemnity obligation of Licensee shall survive the expiration or earlier termination of this Agreement.

                 (c) Taxes. Licensee shall pay any sales, use and personal property taxes assessed on, or any portion of such taxes attributable to, the Communications Equipment. In addition, Licensee shall pay, as an additional license fee hereunder, any increase in real property taxes levied against the Building (excluding any additional taxes that relate to the period prior to the commencement date of the Term) which is directly attributable to Licensee's use of the Equipment Area.

                 (d) Surrender; Removal of Equipment. Upon the expiration or earlier termination of this Agreement, Licensee shall remove the Communications Equipment from the Project and peaceably surrender the Equipment Area to Licensor in the condition the same was in at the commencement of this Agreement, ordinary wear and tear excepted. In addition, Licensee shall remove the Communications Equipment from the Project within ten (10) days after the termination of Licensee's right to possess the premises therein. If Licensee fails to perform any such removal work, Licensor may do so and store or dispose of the Communications Equipment in any manner Licensor deems appropriate without liability to Licensee. Licensee shall reimburse Licensor for all reasonable costs incurred by Licensor in connection therewith within fifteen
(15) days after Licensor's request therefor, which reimbursement obligation of Licensee shall survive the expiration or earlier termination of this Agreement.

                 (e) Increases in Operating Expenses or Insurance. If Licensee's installation or operation of the Communications Equipment results in an increase in Licensor's operating expenses (including taxes) or insurance premiums related to the Project at any time during the Term, Licensee shall be responsible for the payment of the amount of such increase which is attributable to such installation or operation, as reasonably determined by Licensor. Licensee shall pay any such amounts to Licensor within ten (10) days after receipt of an invoice therefor. Licensee shall not install or operate the Communications Equipment in a manner that results in the cancellation or termination of Licensor's insurance.

                 (f) Relocation Expenses. Licensee shall pay all costs associated with any relocation of the Communications Equipment required by any governmental authority.

         13. Certain Rights Reserved by Licensor. Licensor shall have the following rights:

                 (a) Right to Relocate Equipment. At any time after the execution of this Agreement and on fifteen (15) days prior written notice, Licensor may substitute for the Equipment Area other space on the roof of the Building (the "New Equipment Area"), in which event the New Equipment Area shall be deemed to be the Equipment Area for all purposes hereunder. Licensor shall reimburse Licensee for Licensee's reasonable out-of-pocket costs in connection with the relocation of the Communications Equipment to the New Equipment Area.

                 (b) Screening of Equipment. At any time during the Term, Licensor may require that Licensee install, at Licensee's sole cost and expense, a screening device to ensure that the Communications Equipment cannot be viewed by the public. Such screening device shall comply with all Legal Requirements and any requirements regarding the construction, maintenance and removal of such screening device that Licensor may establish from time to time. Licensee shall obtain Licensor's prior written approval of all plans and specifications for such screening device.

         14.     Licensee's Insurance.

                 (a) No construction, alteration or removal operations shall be initiated by Licensee unless Licensee has first obtained builders risk insurance in limits and with coverage reasonably acceptable to Licensor.

                 (b) At all times during the Term, Licensee shall maintain in force, at its expense, a policy of public liability insurance insuring Licensee with a combined single limit of at least $2,000,000.00 for injury or death or property damage, with an umbrella policy providing excess liability coverage of not less than $3,000,000.00 insuring against the liability of Licensee arising out of or in connection with its installation, maintenance, operation and use of the Telecommunications Equipment and/or the provision of services at the Equipment Area.

                 (c) At all times during the Term, Licensee shall maintain workers compensation insurance covering Licensee's employees entering the Building.

                 (d) At all times during the Term, Licensee shall maintain fire and casualty insurance on Licensee's personal property for the replacement cost thereof.

                 (e) All insurance required to be maintained by Licensee hereunder shall be issued by an insurance company licensed to do business in the State of Texas, shall name Licensor and its managing agent, if any, as additional insureds, and shall insure Licensee's performance of its obligations under the indemnity provisions of this Agreement. Licensee's insurance shall contain provisions providing that such insurance shall be primary insurance insofar as Licensor and Licensee are concerned, with any other insurance maintained by Licensor being excess and non-contributing with the insurance of Licensee required hereunder. Licensee shall provide a certificate evidencing such insurance to Licensor prior to commencement of any construction pursuant to this Agreement and upon renewals of such policies prior to the renewal date. Licensor shall have the right to review the adequacy of the limits of insurance coverage required of Licensee hereunder, and make changes it deems necessary, not less than every year.

         15. Waiver of Subrogation. It is the intent of Licensor and Licensee not to hold each other responsible for that portion of any loss or damage paid or reimbursed by an insurer of Licensor or Licensee under any fire, extended coverage or other property insurance policy maintained by Licensee with respect to the Equipment Area or by Licensor with respect to the Building. Therefore, with respect to the amount of any damage, loss, claim or liability paid or reimbursed by an insurer under any fire, extended coverage or property insurance policy maintained by Licensee with respect to the Equipment Area, or Licensor with respect to the Building, Licensor, Licensee and all parties claiming under them each mutually release and discharge each other from such damages, losses, claims or liabilities, no matter how caused, including negligence, and each waives any right of recovery from the other including, but not limited to, claims for contribution or indemnity, which might otherwise exist on account thereof. Any fire, extended coverage or property insurance policy maintained by Licensee with respect to the Equipment Area, or Licensor with respect to the Building, shall contain, in the case of Licensee's policies, a waiver of subrogation provision or endorsement in favor of Licensor, and in the case of Licensor's policies, a waiver of subrogation provision or endorsement in favor of Licensee, or, in the event that such insurers cannot or will not attach such waiver of subrogation provisions or endorsements, Licensee and Licensor shall obtain the approval and consent of their respective insurers, in writing, to the terms of this Agreement. Neither Licensee nor its insurers shall be entitled to receive any contribution from any insurance policies separately maintained by Licensor, and Licensee agrees to indemnify, protect, defend and hold harmless Licensor and any of Licensor's insurers from any claim, suit or cause of action asserted or brought by Licensee's insurers for, on behalf of, or in the name of Licensee, including but not limited to, claims for contribution, indemnity or subrogation. The mutual releases, discharges and waivers contained in this provision shall apply EVEN IF THE LOSS OR DAMAGE TO WHICH THIS PROVISION APPLIES IS CAUSED SOLELY OR IN PART BY THE NEGLIGENCE OF LICENSOR OR LICENSEE.

         16. INDEMNITY. LICENSEE HEREBY AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS LICENSOR AND ITS MANAGING AGENT, AND THEIR RESPECTIVE PARTNERS, DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, AFFILIATES AND SUCCESSORS-IN-INTEREST (COLLECTIVELY AND TOGETHER WITH LICENSOR, THE "LICENSOR PARTIES") FROM AND AGAINST ALL LIABILITY, LOSS, DAMAGE, COST OR EXPENSE, INCLUDING ATTORNEYS' FEES, ON ACCOUNT OF ANY CLAIMS OF ANY NATURE WHATSOEVER (INCLUDING CLAIMS OR LIENS OF LABORERS OR MATERIALMEN OR OTHERS) FOR WORK PERFORMED, MATERIALS OR SUPPLIES FURNISHED, DAMAGE TO PROPERTY OR INJURY TO PERSONS CAUSED BY THE NEGLIGENCE OR MISCONDUCT OF LICENSEE OR LICENSEE'S AGENTS, SERVANTS, OR EMPLOYEES OR ANY OTHER PERSONS ENTERING UPON THE EQUIPMENT AREA OR THE BUILDING UNDER THE EXPRESS

OR IMPLIED INVITATION OF LICENSEE, OR WHERE SUCH INJURY IS THE RESULT OF THE VIOLATION OF THE PROVISIONS OF THIS AGREEMENT BY ANY SUCH PERSON OR CAUSED BY THE CONSTRUCTION, INSTALLATION, ALTERATION, MAINTENANCE, REPAIR, RELOCATION OR USE OF THE COMMUNICATIONS EQUIPMENT. LICENSEE'S OBLIGATIONS AND LIABILITIES UNDER THIS PARAGRAPH SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT.

         17. Hazardous Materials. Licensee shall not cause or permit the storage, use, generation or disposition of any Hazardous Materials (as hereinafter defined) in the Equipment Area without the prior written consent of Licensor. Licensee hereby agrees to indemnify, defend and hold harmless the Licensor Parties from and against all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge or other release of Hazardous Materials that occurs in or from the Equipment Area, or which arises from Licensee's use or occupancy of the Equipment Area. Licensee's obligations and liabilities under this paragraph shall survive the expiration or termination of this Agreement. For purposes of this Agreement, the term "Hazardous Materials" means any explosives, radioactive materials or other hazardous substances which are governed by any federal, state or local statute, law, ordinance, code, rule, regulation or decree applicable to the Project.

         18. Default and Remedies. Licensor and Licensee hereby agree that time is of the essence with respect to the payment by Licensee of the License Fee and any other monetary obligation of Licensee under this Agreement and the performance by Licensee of the terms, covenants and conditions of this Agreement. If Licensee fails to pay the License Fee or other monetary obligation under this Agreement when due or otherwise defaults in the performance of any of the terms, covenants and conditions of this Agreement, Licensor may, at its option and in addition to all other remedies available under applicable law, terminate this Agreement. In the event of such a default, all payments previously made by Licensee under this Agreement will remain the property of Licensor. Termination of Licensee's right to use the Equipment Area under this Agreement will not affect Licensee's obligation to make all License Fee payments coming due after the date of termination. Upon termination of Licensee's right to use the Equipment Area under this Agreement, Licensor will have the right, but no obligation, to relicense the Equipment Area to another party. In the event the Equipment Area is licensed by Licensor to another party, any License Fee received from the other party applicable to the remainder of the Term will be applied first to any costs and expenses incurred in attempting to enforce this Agreement or in relicensing the Equipment Area, including costs of court and attorneys' fees with respect thereto, and then to the satisfaction of Licensee's obligations under this Agreement. The remedies provided in this paragraph are cumulative and not to the exclusion of any other rights or remedies that may be available to Licensor, at law or in equity. No waiver of any default or breach by Licensee hereunder shall be construed to be a waiver or release of any other default or breach of this Agreement at a later time. No failure or delay by Licensor in the exercise of any remedy provided for in this paragraph shall be construed as a forfeiture or waiver of the same or any other remedy at a later time.

         19.     Miscellaneous.

                 (i) Assignment. Licensee shall have no right to assign, sell or transfer its rights or obligations under this Agreement to any third party without the prior written consent of Licensor, which consent may be withheld by Licensor for any reason in its sole and absolute discretion. Any purported sale, transfer or assignment in violation of the provisions of this paragraph shall be null and void and shall constitute an event of default hereunder. This Agreement and the rights of Licensor to any payments hereunder are fully assignable by Licensor, and Licensee shall pay any such assignee directly upon delivery of written notice of any such assignment to Licensee.

                 (ii) Notices. All notices, demands, payments and other communications required to be given or made hereunder shall be in writing and shall be hand-delivered or sent by nationally recognized overnight courier or mailed by certified or registered mail, first class postage prepaid, to Licensor at Suite 110, 3333 Lee Parkway, Dallas, Texas 75219, Attention:
Property Manager, with a copy to Crescent Real Estate Equities Limited Partnership, 777 Main Street, Suite 2100, Fort Worth, Texas 76102, Attention:
James S. Wassel, or to Licensee at _____________________________________
___________________, _______________________, _____________________________ __,
Attention: __________________________________________, or to such other address as Licensor or Licensee shall provide to each other in writing, provided that no notice of either party's change of address shall be effective until fifteen
(15) days after the addressee's actual receipt thereof. Notice shall be deemed given upon tender of delivery (in the case of a hand-delivered notice) or upon posting of same with the overnight courier or upon the depositing of same in an official depository of the United States Postal Service (in the case of a certified or registered letter).

                 (iii) Entire Agreement. This Agreement (including all exhibits attached hereto, which are hereby incorporated by reference herein) is the entire agreement between the parties concerning its subject matter, and it supersedes and cancels all prior agreements or understandings, written or oral, between the parties.

                 (iv) Choice of Laws. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

                 (v) No Lease. The parties hereto acknowledge that this Agreement is merely a license to use, and not an agreement to lease, the Equipment Area. This Agreement does not create any property rights or rights of possession or occupancy whatsoever in favor of or on behalf of Licensee, but only licenses to Licensee the right to use the Equipment Area for the purposes, and in the manner, provided for in this Agreement.

                 (vi) Binding Effect. This Agreement shall be binding on the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

                 (vii) Amendments and Waiver. This Agreement cannot be changed or modified, and no breach hereof shall be deemed waived or released, except in a writing executed by the party sought to be charged therewith.

                 (viii) Late Charges and Interest. Licensor may impose a late payment charge equal to five percent (5%) of any amount due if not paid within five (5) days from the date required to be paid hereunder. In addition, any payment due under this Agreement not paid within ten (10) days after the date herein specified to be paid shall bear interest from the date such payment is due to the date of actual payment at the rate of eighteen percent (18%) per annum or the highest lawful rate of interest permitted by Texas or federal law, whichever rate of interest is lower.

                 (ix) Attorneys' Fees. In the event either party is in default beyond any applicable grace or notice period in the performance of any of the terms of this Agreement and the other party employs an attorney in connection therewith, the nonprevailing party agrees to pay the prevailing party's reasonable attorneys' fees.

                 (x) Interpretation. Whenever the context shall require, the singular shall include the plural, the plural shall include the singular and words of any gender shall be deemed to include words of any other gender. The captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provisions hereof.

                 (xi) Severability. In the event one or more of the provisions of this Agreement are declared invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                 (xii) No Personal Liability of Licensor. If Licensor shall fail to perform any covenant, term or condition of this Agreement and, as a consequence, if Licensee shall recover a money judgment against Licensor, such judgment shall be satisfied only out of the proceeds received at a judicial sale upon execution and levy against the right, title and interest of Licensor in the Building and in the rents or other income from the Building receivable by Licensor, and neither Licensor nor Licensor's owners, partners, shareholders or venturers shall have any personal, corporate or other liability hereunder.

                 (xiii) Execution of Agreement. The submission of this Agreement for examination does not constitute a reservation of or option for the Equipment Area or any other space within or on the Building and shall vest no right in either party. This Agreement shall become effective only after the full execution and delivery hereof by all of the parties hereto and, if required, upon the approval by the holder of any mortgage encumbering the Project.

         IN WITNESS WHEREOF, Licensor and Licensee have caused this Agreement to be duly executed as of the date first set forth above.


                            LICENSOR:
                            --------

                            CRESCENT REAL ESTATE EQUITIES LIMITED
                            PARTNERSHIP, a Delaware limited partnership

                            By: Crescent Real Estate Equities, Ltd., a Delaware corporation, its general partner


                                    By:
                                        ---------------------------------------
                                    Name:
                                          -------------------------------------
                                    Title:
                                          -------------------------------------


                            LICENSEE:
                            --------

                            PAGEMART WIRELESS, INC.,
                            a Delaware corporation


                            By:
                                -----------------------------------------------
                            Name:
                                  ---------------------------------------------
                            Title:
                                  ---------------------------------------------